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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-193117

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee(2)

3.125% Convertible Senior Notes due 2024	$1,300,000,000	100%	$1,300,000,000	$167,440.00

(1)
Includes $150,000,000 in aggregate principal amount of 3.125% Convertible Senior Notes due 2024 which may be issued upon exercise of an option granted to the underwriters to cover over-allotments.

(2)
This filing fee is calculated and being paid pursuant to Rule 457(r) of the Securities Act of 1933 and relates to the registration statement on Form S-3 (File No. 333-193117) filed by Cobalt International Energy, Inc. on December 30, 2013.

Prospectus Supplement
(To Prospectus dated December 30, 2013)

$1,150,000,000

Cobalt International Energy, Inc.

3.125% Convertible Senior Notes due 2024

            We are offering $1,150,000,000 aggregate principal amount of our 3.125% Convertible Senior Notes due 2024 (the "notes"). The notes will bear interest at a rate of 3.125% per year, payable semiannually in arrears on May 15 and November 15 of each year, beginning on November 15, 2014. The notes will mature on May 15, 2024.

            Holders may convert their notes at their option at any time prior to 5:00 p.m., New York City time, on the business day immediately preceding November 15, 2023 only under the following circumstances: (1) during any fiscal quarter commencing after the fiscal quarter ending on September 30, 2014 (and only during such fiscal quarter), if the last reported sale price (as defined herein) of our common stock for at least 20 trading days (whether or not consecutive) during a 30 consecutive trading-day period ending on, and including, the last trading day of the immediately preceding fiscal quarter exceeds $30.00 (subject to adjustment as described in this prospectus supplement) on each applicable trading day, (2) during the five business-day period after any five consecutive trading-day period (the "measurement period") in which the trading price per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day (3) if we call all or any portion of the notes for redemption, at any time prior to 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding the related redemption date or (4) upon the occurrence of specified distributions to holders of our common stock or the occurrence of specified corporate events. On or after November 15, 2023, holders may convert their notes at their option at any time prior to 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding the stated maturity date, regardless of the foregoing conditions. Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described in this prospectus supplement.

            The conversion rate will initially be 43.3604 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $23.06 per share of common stock). The conversion rate will be subject to adjustment in certain events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the stated maturity date, we will increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event in certain circumstances.

            We may not redeem the notes prior to May 15, 2019. On or after May 15, 2019, we may redeem for cash all or any portion of the notes, at our option, but only if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading-day period ending on, and including, the second trading day immediately preceding the date on which we provide notice of redemption, exceeds $30.00 (subject to adjustment as described in this prospectus supplement) on each applicable trading day. The redemption price will equal 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. No sinking fund is provided for the notes.

            If we undergo a fundamental change (as defined herein), holders may require us to repurchase for cash all or part of their notes at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

            The notes will be our senior unsecured obligations and will rank senior in right of payment to any of our future indebtedness that is expressly subordinated in right of payment to the notes, equal in right of payment to any of our existing or future unsecured indebtedness that is not so subordinated, including our 2.625% Convertible Senior Notes due 2019 (the "2.625% Senior Notes"), effectively junior in right of payment to any of our future secured indebtedness to the extent of the value of the assets securing such indebtedness and structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries.

            We do not intend to apply to list the notes on any securities exchange or any automated dealer quotation system. Our common stock is listed on The New York Stock Exchange under the symbol "CIE." The last reported sale price of our common stock on The New York Stock Exchange on May 7, 2014 was $18.45 per share.

            Investing in the notes involves a high degree of risk. See "Risk Factors" beginning on page S-10 of this prospectus supplement.

	Per Note	Total
Public offering price(1)	$1,000.00	$1,150,000,000.00
Underwriting discounts	$22.50	$25,875,000.00
Proceeds, before expenses, to us(1)	$977.50	$1,124,125,000.00

(1)
Plus accrued interest, if any, from May 13, 2014 if settlement occurs after that date.

            We have granted the underwriters the right to purchase, for a period beginning on the date of this prospectus supplement and ending on the date that is 12 days after the original issue date, up to an additional $150,000,000 aggregate principal amount of notes, solely to cover over-allotments.

            Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

            The underwriters expect to deliver the notes to investors in book-entry form through The Depository Trust Company on or about May 13, 2014.

Joint Book-Running Managers

Goldman, Sachs & Co.	RBC Capital Markets

Co-Managers

Credit Suisse	Citigroup	Lazard Capital Markets

The date of this prospectus supplement is May 8, 2014

          We have not, and the underwriters and their affiliates and agents have not, authorized anyone to provide any information or represent anything about us other than that contained in this prospectus supplement or the accompanying prospectus or incorporated by reference in this prospectus supplement or the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us to which we have referred you. We and the underwriters and their affiliates and agents take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters and their affiliates and agents are not, making an offer to sell or soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of such document. Our business, financial condition, results of operations and prospects may have changed since those dates. The terms "Cobalt," "we," "us," and "our" refer to Cobalt International Energy, Inc. and our subsidiaries unless the context otherwise requires.

i

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

          This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering of notes and also adds to and updates the information contained or incorporated by reference in the accompanying prospectus. The second part is the prospectus, which describes more general information regarding our securities, some of which does not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading "Where You Can Find More Information and Incorporation of Information by Reference" in this prospectus supplement and in the accompanying prospectus.

          If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus or the information contained in any document incorporated by reference therein, the information contained in the most recently dated document shall control.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

          This prospectus supplement, the accompanying prospectus and documents incorporated by reference into this prospectus supplement and the accompanying prospectus contain estimates and forward-looking statements. Our estimates and forward-looking statements are mainly based on our current expectations and estimates of future events and trends, which affect or may affect our businesses and operations. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made in light of information currently available to us. Many important factors, in addition to the factors described in this prospectus supplement, the accompanying prospectus and documents incorporated by reference into this prospectus supplement and the accompanying prospectus, may adversely affect our results as indicated in forward-looking statements. You should read this prospectus supplement, the accompanying prospectus and documents incorporated by reference into this prospectus supplement and the accompanying prospectus completely and with the understanding that our actual future results may be materially different from what we expect.

          Our estimates and forward-looking statements may be influenced by the following factors, among others:

  •
  our ability to successfully and efficiently execute our project appraisal, development and exploration activities;

  •
  our liquidity and ability to finance our exploration, appraisal, development, and acquisition activities;

  •
  lack or delay of partner, government and regulatory approvals related to our operations;

  •
  projected and targeted capital expenditures and other costs and commitments;

  •
  uncertainties inherent in making estimates of our oil and natural gas data;

  •
  our dependence on our key management personnel and our ability to attract and retain qualified personnel;

  •
  current and future government regulation of the oil and gas industry and our operations;

  •
  changes in environmental laws or the implementation or interpretation of those laws;

  •
  our and our partners' ability to obtain permits and licenses and drill and develop our prospects and discoveries in the U.S. Gulf of Mexico and offshore West Africa;

ii

  •
  termination of or intervention in concessions, licenses, permits, rights or authorizations granted by the United States, Angolan and Gabonese governments to us;

  •
  competition;

  •
  the volatility of oil and gas prices;

  •
  our ability to find, acquire or gain access to new prospects and renew our exploration portfolio;

  •
  the availability, cost and reliability of drilling rigs, containment resources, production equipment and facilities, supplies, personnel and oilfield services;

  •
  the ability of the containment resources we have under contract to perform as designed or contain or cap any oil spill, blow-out or uncontrolled flow of hydrocarbons;

  •
  the availability and cost of developing appropriate infrastructure around and transportation to our prospects, discoveries and appraisal and development projects;

  •
  military operations, civil unrest, piracy, terrorist acts, wars or embargoes;

  •
  our vulnerability to severe weather events, especially tropical storms and hurricanes in the U.S. Gulf of Mexico;

  •
  the cost and availability of adequate insurance coverage;

  •
  our ability to meet our obligations under the agreements governing our indebtedness; and

  •
  other risk factors discussed in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2013.

          The words "believe," "may," "will," "aim," "estimate," "continue," "anticipate," "intend," "expect," "forecast," "plan" and similar words and phrases are intended to identify estimates and forward-looking statements. Estimates and forward-looking statements speak only as of the date they were made, and, except to the extent required by law, we undertake no obligation to update or to review any estimate and/or forward-looking statement because of new information, future events or other factors. Estimates and forward-looking statements involve risks and uncertainties and are not guarantees of future performance. As a result of the risks and uncertainties described above, the estimates and forward-looking statements discussed in this prospectus supplement, the accompanying prospectus and documents incorporated by reference into this prospectus supplement and the accompanying prospectus might not occur and our future results and our performance may differ materially from those expressed in these forward-looking statements due to, including, but not limited to, the factors mentioned above. Because of these uncertainties, you should not place undue reliance on these forward-looking statements.

iii

 SUMMARY

          This summary highlights selected information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus, or incorporated by reference in this prospectus supplement or the accompanying prospectus. As a result, this summary does not contain all of the information that may be important to you or that you should consider before investing in the notes. You should read carefully this entire prospectus supplement, the accompanying prospectus and any related free writing prospectus, "Item 1A. Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2013, and the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus, which are described under "Where You Can Find More Information and Incorporation of Information by Reference" in this prospectus supplement and in the accompanying prospectus.

 Cobalt International Energy, Inc.

Overview

          We are an independent exploration and production company with operations in the deepwater U.S. Gulf of Mexico and offshore Angola and Gabon in West Africa. Since our founding in 2005, our oil-focused, below-salt exploration efforts have been successful in each of our three operating areas, resulting in nine discoveries out of the fourteen exploration prospects drilled. These nine discoveries consist of North Platte, Heidelberg and Shenandoah in the U.S. Gulf of Mexico; Cameia, Lontra, Mavinga, Bicuar and Orca offshore Angola; and Diaman offshore Gabon. In addition, we have an interest in a 10th discovery as we are currently participating in a partner-operated appraisal well on the Yucatan discovery in the U.S. Gulf of Mexico. As of December 31, 2013, we had 7.9 million barrels of oil and 3.4 billion cubic feet of gas of net proved undeveloped reserves, all of which is attributed to the Heidelberg field.

          With these discoveries, our primary focus areas are:

  1.
  Project Appraisal and Development — to progress our discoveries, which are currently in various stages of appraisal and development, toward project sanction and into proved reserves, production and cash flow;

  2.
  Continued Exploration — to simultaneously maintain a robust exploration program on our current acreage; and

  3.
  New Ventures — to seek the renewal of our worldwide exploration portfolio in locations applicable to our deepwater and below-salt exploration strength.

          Our principal executive offices are located at Cobalt Center, 920 Memorial City Way, Suite 100, Houston, Texas 77024, and our telephone number is (713) 579-9100. We maintain a website at www.cobaltintl.com where general information about us is available. We are not incorporating the contents of the website into this prospectus supplement or the accompanying prospectus.

 The Offering

          The summary below describes the principal terms of the notes and this offering and is not intended to be complete. It does not contain all the information that you should consider before deciding whether to invest in the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of Notes" section of this prospectus supplement contains a more detailed description of the terms and conditions of the notes. As used in this section, "we," "our" and "us" refer to Cobalt International Energy, Inc. and not to its consolidated subsidiaries.

Issuer	Cobalt International Energy, Inc., a Delaware corporation.
Notes	$1,150,000,000 aggregate principal amount of 3.125% Convertible Senior Notes due 2024 (plus up to an additional $150,000,000 aggregate principal amount solely to cover over-allotments).
Maturity	May 15, 2024, unless earlier converted, redeemed or repurchased.
Interest

3.125% per year. Interest will accrue from May 13, 2014 and will be payable semiannually in arrears on May 15 and November 15 of each year, beginning on November 15, 2014. We will pay additional interest, if any, at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under "Description of Notes — Events of Default."

Conversion rights	Holders may convert their notes, in multiples of $1,000 principal amount, prior to the stated maturity date based on the applicable conversion rate only under the following circumstances:

•

prior to 5:00 p.m., New York City time, on the business day immediately preceding November 15, 2023, during any fiscal quarter commencing after the fiscal quarter ending on September 30, 2014 (and only during such fiscal quarter), if the last reported sale price (as defined under "Description of Notes — Conversion Rights — Conversion Rate Adjustments") of our common stock for at least 20 trading days (whether or not consecutive) during a 30 consecutive trading-day period ending on, and including, the last trading day of the immediately preceding fiscal quarter exceeds $30.00 (subject to adjustment as described under "Description of Notes — Conversion Rights — Settlement Upon Conversion") on each applicable trading day;

•

prior to 5:00 p.m., New York City time, on the business day immediately preceding November 15, 2023, during the five business-day period following any five consecutive trading-day period (the "measurement period"), in which the trading price per $1,000 principal amount of notes for each day of such measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate for the notes;

• prior to 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding the related redemption date, if we issue a notice of redemption for all or any portion of the notes;

•

prior to 5:00 p.m., New York City time, on the business day immediately preceding November 15, 2023, if specified distributions to holders of our common stock are made, or specified corporate events occur; or

•

on or after November 15, 2023, at any time prior to 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding the stated maturity date, regardless of the foregoing conditions.

The conversion rate for the notes is initially 43.3604 shares per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $23.06 per share of common stock), subject to adjustment as described in this prospectus supplement. See "Description of Notes — Conversion Rights — Conversion Rate Adjustments."

Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election. If we satisfy our conversion obligation in solely cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of common stock, if any, due upon conversion will be based on a daily conversion value (as described in this prospectus supplement) calculated on a proportionate basis for each trading day in a 40 trading day observation period (as described in this prospectus supplement). See "Description of Notes — Conversion Rights — Settlement Upon Conversion."

In addition, following certain corporate events that occur prior to the stated maturity date, in certain circumstances we will increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event, as described under "Description of Notes — Conversion Rights — Adjustment to Shares Delivered Upon Conversion Upon a Make-Whole Fundamental Change."

You will not receive any additional cash payment or additional shares representing accrued and unpaid interest, if any, upon conversion of a note, except in limited circumstances. Instead, interest will be deemed to be paid by the cash, shares of our common stock or a combination of cash and shares of our common stock paid or delivered, as the case may be, to you upon conversion of a note.

Trading symbol for our common stock	Our common stock is listed on the NYSE under the symbol "CIE."
Optional redemption

We may not redeem the notes prior to May 15, 2019. On or after May 15, 2019, we may redeem for cash all or any portion of the notes, at our option, but only if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading-day period ending on, and including, the second trading day immediately preceding the date on which we provide notice of redemption, exceeds $30.00 (subject to adjustment as described under "Description of Notes — Optional Redemption") on each applicable trading day. The redemption price will equal 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. No sinking fund is provided for the notes.

We will give notice of any redemption not less than 30 calendar days nor more than 60 calendar days before the redemption date. See "Description of Notes — Optional Redemption."

Fundamental change

If we undergo a "fundamental change" (as defined in this prospectus supplement under "Description of Notes — Fundamental Change Permits Holders to Require Us to Repurchase Notes"), subject to certain conditions, holders may require us to repurchase for cash all or part of their notes in principal amounts of $1,000 or an integral multiple thereof. The fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. See "Description of Notes — Fundamental Change Permits Holders to Require Us to Repurchase Notes."

Ranking	The notes will be our senior unsecured obligations and will rank:
• senior in right of payment to any of our future indebtedness that is expressly subordinated in right of payment to the notes;
• equal in right of payment to any of our existing or future unsecured indebtedness that is not so subordinated, including our 2.625% Senior Notes;
• effectively junior in right of payment to any of our future secured indebtedness to the extent of the value of the assets securing such indebtedness; and
• structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries.

After giving effect to the issuance of the notes (assuming no exercise of the underwriters' over-allotment option) and the use of proceeds therefrom, our total consolidated indebtedness would have been $2.53 billion (without giving effect to the equity component of convertible debt or any debt discount). See "Capitalization."

The indenture governing the notes will not limit the amount of debt that we or our subsidiaries may incur.
Use of proceeds

We expect to receive net proceeds from this offering of approximately $1,123,125,000 (or approximately $1,269,750,000 if the underwriters exercise their over-allotment option in full), after deducting underwriting discounts and estimated offering expenses payable by us. We intend to use the net proceeds to us from this offering to fund our capital expenditures and for general corporate purposes. See "Use of Proceeds."

Risk factors

An investment in the notes involves a high degree of risk. See "Risk Factors" beginning on page S-10 of this prospectus supplement and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in the notes.

Book-entry form

The notes will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, The Depository Trust Company, or DTC, and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.

Absence of a public market for the notes

The notes are new securities and there is currently no established market for the notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. The representatives of the underwriters have advised us that one or more of the underwriters currently intend to make a market in the notes. However, they are not obligated to do so, and they may discontinue any market-making with respect to the notes without notice. We do not intend to apply for a listing of the notes on any securities exchange or any automated dealer quotation system.

Trustee, paying agent, bid solicitation agent and conversion agent	Wells Fargo Bank, National Association.

 Summary Consolidated Financial Data

          The following summary consolidated financial data should be read in conjunction with the information included in our consolidated financial statements and related notes and in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our quarterly and annual reports filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference in this prospectus supplement and the accompanying prospectus.

          The summary consolidated financial data as of, and for the years ended, December 31, 2013, 2012, 2011, 2010 and 2009 were derived from our audited consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. The summary consolidated financial data as of, and for the three months ended, March 31, 2014 and 2013 were derived from unaudited consolidated financial statements and related notes included in our Quarterly Reports on Form 10-Q incorporated by reference in this prospectus supplement and the accompanying prospectus. The operating results for the three months ended March 31, 2014 are not necessarily indicative of the results that may be expected for any other period or the entire year ending December 31, 2014.

Consolidated Statement of Operations Information

	Three Months Ended March 31,		Year Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
	($ in thousands, except share and per share data)
Oil and gas revenue	$—	$—	$—	$—	$—	$—	$—
Operating costs and expenses:
Seismic and exploration	8,976	22,318	74,213	61,583	32,239	45,030	30,666
Dry hole expense and impairment	13,041	68,168	351,050	134,085	45,732	44,178	14,486
General and administrative	24,169	21,507	105,547	87,963	59,130	48,063	35,996
Depreciation and amortization	1,107	459	1,874	1,197	735	787	622

Total operating costs and expenses	47,293	112,452	532,684	284,828	137,836	138,058	81,770

Operating income (loss)	(47,293)	(112,452)	(532,684)	(284,828)	(137,836)	(138,058)	(81,770)
Other income (expense):
Gain on sale of assets	—	1,497	2,993	—	—	—	—
Interest income	945	1,525	6,043	5,041	4,199	1,582	513
Interest expense, net	(10,567)	(18,657)	(65,376)	(3,212)	—	—	—

Total other income (expense)	(9,622)	(15,635)	(56,340)	1,829	4,199	1,582	513

Net income (loss) before income tax	(56,915)	(128,087)	(589,024)	(282,999)	(133,637)	(136,476)	(81,257)
Income tax expense (benefit)(1)(2)	—	—	—	—	—	—	—

Net income (loss)	$(56,915)	$(128,087)	$(589,024)	$(282,999)	$(133,637)	$(136,476)	$(81,257)

Basic and diluted income (loss) per common share	$(0.14)	$(0.31)	$(1.45)	$(0.70)	$(0.35)	$(0.39)
Weighted average number of common shares — basic and diluted	$407,001,208	$406,651,869	$406,839,997	$403,356,174	$376,603,520	$349,342,050

Pro forma net income (loss) (unaudited)(1):
Net income (loss) as reported							$(81,257)
Pro forma income tax expense(2)							—
Pro forma management fees(3)							2,872

Pro forma net income (loss) allocable to common shareholders							$(78,385)

Pro forma basic and diluted income (loss) per share(4)							$(0.33)

Pro forma weighted average number of common shares — basic and diluted(5)							236,751,219

(1)
Upon completion of our initial public offering, Cobalt International Energy, L.P. became wholly-owned by Cobalt International Energy, Inc. Upon the completion of our corporate reorganization, all of Cobalt International Energy, L.P.'s outstanding limited partnership interests were exchanged for shares of Cobalt International Energy, Inc.'s common stock based on these interests' relative rights as set forth in Cobalt International Energy, L.P.'s limited partnership agreement. Additionally, we became subject to federal and state income taxes.

(2)
No income tax benefit has been reflected since a full valuation allowance has been established against the deferred tax asset that would have been generated as a result of the operating results.

(3)
Upon completion of the corporate reorganization, the right of our former private equity owners to receive a management fee terminated.

(4)
Nonvested restricted stock awards of 8,015,041 as of December 31, 2009 were excluded from the pro forma calculation of diluted income (loss) per common share because they were anti-dilutive for the applicable period.

(5)
The pro forma weighted average common shares outstanding have been calculated as if the conversion of all partnership units into shares of common shares occurred as of the beginning of the year.

Consolidated Balance Sheet Information

	March 31,		December 31,
	2014	2013	2013	2012	2011	2010	2009
	($ in thousands)
Cash and cash equivalents(1)	$151,804	$325,756	$192,460	$1,425,815	$292,546	$302,720	$1,093,100
Short-term restricted cash	158,495	90,449	200,339	90,440	69,009	—	—
Short-term investments(2)	1,099,489	1,287,298	1,319,380	789,668	858,293	534,933	—
Total current assets	1,595,318	1,868,099	1,967,443	2,456,742	1,335,094	889,632	1,153,946
Total property, plant and equipment(3)	1,620,539	1,129,714	1,476,275	1,099,756	863,326	463,769	471,612
Long-term restricted cash	103,237	305,208	104,496	395,652	270,235	338,515	186,547
Long-term investments	100,008	512,754	14,661	36,267	47,232	40,003	—
Total assets	3,484,221	3,841,313	3,633,673	4,011,459	2,527,944	1,746,443	1,812,105
Total current liabilities(4)	272,596	144,525	340,967	160,956	238,069	24,559	70,523
Total long-term liabilities(5)	1,131,734	1,129,300	1,163,560	1,161,285	210,961	2,850	—
Total partners' capital/stockholders' equity	2,079,891	2,567,488	2,129,146	2,689,218	2,078,914	1,719,034	1,741,582
Total liabilities and partners' capital/stockholders' equity	3,484,221	3,841,313	3,633,673	4,011,459	2,527,944	1,746,443	1,812,105

(1)
The decrease in cash and cash equivalents from December 31, 2012 to December 31, 2013 was primarily due to the investment in held-to-maturity securities from the proceeds that we received upon the issuance of our 2.625% Senior Notes in December 2012. The increase in cash and cash equivalents from December 31, 2011 to December 31, 2012 was due to the proceeds that we received on December 17, 2012 from the issuance of our 2.625% Senior Notes. These proceeds were temporarily held in money market funds as of December 31, 2012. The decrease from December 31, 2009 to December 31, 2010 was due to increases in investment in short-term and long-term investments. Cash and cash equivalents at December 31, 2009 includes the proceeds from our initial public offering.

(2)
The increase in short-term investments from December 31, 2012 to December 31, 2013 was attributable to the investment of the proceeds from the issuance of our 2.625% Senior Notes in December 2012. The increase in investments from December 31, 2010 to December 31, 2011 was attributed to the investment of the proceeds from the equity offering of common stock during 2011.

(3)
The increase from December 31, 2012 to December 31, 2013 primarily reflects the capitalized costs for the Mavinga #1, Lontra #1, Bicuar #1A, Orca #1 and Diaman #1B exploration well costs. The increase from December 31, 2011 to December 31, 2012 reflects the acquisition of unproved leases in the U.S. Gulf of Mexico and the capitalized costs for the Heidelberg #3 and Cameia #2 appraisal wells and the North Platte #1 exploration well. The increase from December 31, 2010 to December 31, 2011 reflects the acquisition costs of Block 20 offshore Angola. The decrease in 2010 reflects the farm-out of the U.S. Gulf of Mexico lease interests to Total and Sonangol.

(4)
The increase in current liabilities at December 31, 2013 was due to year-end accruals for exploration costs primarily in West Africa and the short-term portion of the social and bonus payment obligations for Blocks 9, 20 and 21. The decrease in current liabilities at December 31, 2012 was primarily attributed to the payment of certain bonus obligations for Block 20 during 2012. The increase in current liabilities at December 31, 2011 consists of year-end accruals for exploration costs in the U.S. Gulf of Mexico and West Africa and the short-term portion of the social and bonus payment obligations for Blocks 9, 20 and 21.

(5)
The significant increase in long-term liabilities from December 31, 2011 to December 31, 2012 reflects the issuance of the 2.625% Senior Notes on December 17, 2012. The increase in long-term liabilities at December 31, 2011 reflects the long-term portion of the social and bonus payment obligations for Blocks 9, 20 and 21.

Consolidated Statement of Cash Flows Information

	Three Months Ended March 31,		Year Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
	($ in thousands)
Net cash provided by (used in):
Operating activities	$(85,673)	$(104,584)	$(216,368)	$(140,397)	$(57,795)	$(133,264)	$(75,486)
Investing activities	45,614	(994,359)	(1,015,995)	(564,761)	(430,391)	(758,372)	87,123
Financing activities	(597)	(1,116)	(992)	1,838,427	478,012	101,256	1,076,360

RISK FACTORS

          An investment in the notes involves a high degree of risk. You should consider carefully the risk factors described below, as well as the risk factors described in "Item 1A. Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2013, and all other information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to invest in the notes. If any of the following risks actually occur, they may materially harm our business, financial condition, operating results or cash flow. As a result, the market price of the notes or our common stock could decline, and you could lose all or part of your investment. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, operating results, financial condition or cash flow and could result in a complete or partial loss of your investment.

          This prospectus supplement, the accompanying prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See "Special Note on Forward-Looking Statements" in the accompanying prospectus and "Cautionary Note Regarding Forward-Looking Statements" in this prospectus supplement and any documents incorporated by reference herein.

Risks Related to the Notes and Our Common Stock

Servicing the notes requires a significant amount of cash. We do not currently generate any oil and gas revenue, and we may not have sufficient cash flow from our business to pay principal or interest on the notes.

          Our ability to make scheduled payments of the principal of or to pay interest on the notes or to pay any cash due upon conversion of the notes, depends on our future performance. General economic conditions, risks associated with exploring for and producing oil and natural gas, oil and natural gas prices and financial, business and other factors affect our operations and our future performance. Many of these factors are beyond our control. We may not be able to generate sufficient cash flows to service the notes and make necessary capital expenditures. If we are unable to generate such cash flows, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Future working capital, borrowings or equity financing may not be available to pay or refinance our indebtedness. Factors that will affect our ability to raise cash through an offering of our equity securities or a refinancing of our indebtedness include financial market conditions, the value of our assets and our performance at the time we need the capital. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on the notes.

The notes are our obligations only and our operations are conducted through, and a substantial portion of our consolidated assets are held by, our subsidiaries.

          The notes are our obligations exclusively and are not guaranteed by any of our operating subsidiaries. A substantial portion of our consolidated assets is held by our subsidiaries. Accordingly, our ability to service our debt, including the notes, depends on the results of operations of our subsidiaries and upon the ability of such subsidiaries to provide us with cash, whether in the form of dividends, loans or otherwise, to pay amounts due on our obligations, including the notes. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the notes or to make any funds available for that purpose. In addition, dividends, loans or other distributions to us from such subsidiaries may be subject to contractual and other restrictions and are subject to other business considerations.

The notes are effectively subordinated to any liabilities of our subsidiaries.

          The notes will rank senior in right of payment to any of our existing or future indebtedness that is expressly subordinated in right of payment to the notes, equal in right of payment to any of our existing or future liabilities that are not so subordinated, including our 2.625% Senior Notes, effectively junior in right of payment to any of our future secured indebtedness to the extent of the value of the assets securing such indebtedness and structurally junior to all existing and future indebtedness and other future liabilities (including trade payables) of our subsidiaries. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure future debt will be available to pay obligations on the notes only after the future secured debt has been repaid in full from these assets. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding, as well as our 2.625% Senior Notes. The indenture governing the notes does not prohibit us from incurring senior debt or secured debt, nor does it prohibit any of our subsidiaries from incurring additional liabilities.

Our level of indebtedness may reduce our financial flexibility.

          As of March 31, 2014, after giving effect to this offering, our indebtedness would have been $2.53 billion (without giving effect to the equity component of convertible debt or any debt discount). The 2.625% Senior Notes do not, and the notes offered hereby will not, contain restrictive covenants, and we may incur significant additional indebtedness in the future in order to make investments or acquisitions or to explore, appraise or develop our oil and natural gas assets. Our level of indebtedness could affect our operations in several ways, including the following:

  •
  a significant portion or all of our cash flows, if and when generated, could be used to service our indebtedness;

  •
  a high level of indebtedness could increase our vulnerability to general adverse economic and industry conditions;

  •
  a high level of indebtedness may place us at a competitive disadvantage compared to our competitors that are less leveraged and therefore, may be able to take advantage of opportunities that our indebtedness could prevent us from pursuing; and

  •
  a high level of indebtedness may impair our ability to obtain additional financing in the future for our development projects, exploration drilling program, working capital, capital expenditures, acquisitions, general corporate or other purposes.

          A high level of indebtedness increases the risk that we may default on our debt obligations. Our ability to meet our debt obligations and to reduce our level of indebtedness depends on our future performance. General economic conditions, risks associated with exploring for and producing oil and natural gas, oil and natural gas prices and financial, business and other factors affect our operations and our future performance. Many of these factors are beyond our control. We may not be able to generate sufficient cash flows to pay the interest on our indebtedness and future working capital, borrowings or equity financing may not be available to pay or refinance such indebtedness. Factors that will affect our ability to raise cash through an offering of our equity securities or a refinancing of our indebtedness include financial market conditions, the value of our assets and our performance at the time we need capital.

We may incur substantial debt or take other actions that would intensify the risks discussed above.

          We and our subsidiaries may be able to incur substantial debt in the future, some of which may be secured debt. We will not be restricted under the terms of the indenture governing the notes or the indenture governing our 2.625% Senior Notes from incurring additional debt, securing future debt, recapitalizing our debt or taking a number of other actions that could have the effect of diminishing our ability to make payments on the notes when due.

Recent regulatory actions may adversely affect the trading price and liquidity of the notes.

          We expect that investors in, and potential purchasers of, the notes may employ, or seek to employ, an arbitrage strategy with respect to the notes. Investors that employ an arbitrage strategy with respect to the notes typically implement that strategy by selling short the common stock underlying the notes and dynamically adjusting their short position while they hold the notes. Investors may also implement this hedging strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock.

          The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions and may in the future adopt additional rules and take other actions that may impact those engaging in short selling activity involving equity securities (including our common stock), including Rule 201 of SEC regulation SHO, the Financial Industry Regulatory Authority, Inc.'s "Limit Up-Limit Down" program, market-wide circuit breaker systems that halt trading of stock for certain periods following specific market declines, and rules stemming from the enactment and implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act. Past regulatory actions, including emergency actions or regulations have had a significant impact on the trading prices and liquidity of equity-linked instruments. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the notes to effect short sales of our common stock, borrow our common stock or enter into swaps on our common stock could adversely affect the trading price and the liquidity of the notes.

Volatility in the market price and trading volume of our common stock could adversely impact the trading price of the notes.

          The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of our common stock could fluctuate significantly for many reasons, including in response to the risks described in this section, elsewhere in this prospectus supplement or the documents incorporated by reference in this prospectus supplement and the accompanying prospectus or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our customers, competitors or suppliers regarding their own performance, as well as industry conditions and general financial, economic and political instability. A decrease in the market price of our common stock would likely adversely impact the trading price of the notes. The market price of our common stock could also be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This trading activity could, in turn, affect the trading prices of the notes.

We may not have the ability to raise the funds necessary to settle conversions of the notes or to repurchase the notes upon a fundamental change, and our future debt, if any, may contain limitations on our ability to pay cash upon conversion or repurchase of the notes.

          Holders of the notes will have the right to require us to repurchase their notes upon the occurrence of a fundamental change at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, as described under "Description of Notes — Fundamental Change Permits Holders to Require Us to Repurchase Notes." In addition, upon conversion of the notes, unless we elect to deliver solely shares of our common stock to settle such conversion (other than cash in lieu of any fractional share), we will be required to make cash payments in respect of the notes being converted as described under "Description of Notes — Conversion Rights — Settlement upon Conversion." However, we may not have enough available cash or be able to obtain financing at the time notes are converted or we are required to make repurchases of notes surrendered in connection with a fundamental change. In addition, our ability to repurchase the notes or to pay cash upon conversions of the notes may be limited by law, by regulatory authority or by agreements governing our indebtedness. Our failure to repurchase notes at a time when the repurchase is required by the indenture or to pay any cash payable on future conversions of the notes as required by the indenture would constitute a default under the indenture. A default under the indenture or the fundamental change itself could also lead to a default under agreements governing our indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the notes or make cash payments upon conversions thereof.

The conditional conversion feature of the notes, if triggered, may adversely affect our financial condition and operating results.

          If the conditional conversion feature of the notes is triggered, holders of notes will be entitled to convert the notes at any time during specified periods at their option. See "Description of Notes — Conversion Rights." If one or more holders elect to convert their notes, unless we elect to satisfy our conversion obligation by delivering solely shares of our common stock (other than cash in lieu of any fractional share), we would be required to settle a portion or all of our conversion obligation through the payment of cash, which could adversely affect our liquidity. In addition, even if holders do not elect to convert their notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the notes as a current rather than long-term liability, which would result in a material reduction of our net working capital.

The accounting method for convertible debt securities that may be settled in cash, such as the notes, could have a material effect on our reported financial results.

          Under Accounting Standards Codification 470-20, Debt with Conversion and Other Options, which we refer to as ASC 470-20, an entity must separately account for the liability and equity components of the convertible debt instruments (such as the notes) that may be settled entirely or partially in cash upon conversion in a manner that reflects the issuer's economic interest cost. The effect of ASC 470-20 on the accounting for the notes is that the equity component is required to be included in the additional paid-in capital section of stockholders' equity on our consolidated balance sheet, and the value of the equity component would be treated as original issue discount for purposes of accounting for the debt component of the notes. As a result, we will be required to record a greater amount of non-cash interest expense in current periods presented as a result of the amortization of the discounted carrying value of the notes to their face amount over the term of the notes. We will report lower net income in our financial results because ASC 470-20 will require interest to include both the current period's amortization of the debt discount and the instrument's coupon interest, which could adversely affect our reported or future financial results, the trading price of our common stock and the trading price of the notes.

          We may account for the notes utilizing the treasury stock method. The effect of this method is that the shares issuable upon conversion of convertible securities are not included in the calculation of diluted earnings per share except to the extent that the conversion value of such securities exceeds their principal amount. Under the treasury stock method, for diluted earnings per share purposes, the notes would be accounted for as if the number of shares of common stock that would be necessary to settle such excess, if we elected to settle such excess in shares, are issued.

          However, we cannot be sure that the accounting standards in the future will continue to permit the use of the treasury stock method. If we are unable to use the treasury stock method in accounting for the shares issuable upon conversion of the notes, for whatever reason, then we would have to apply the if-converted method, the effect of which is that conversion will not be assumed for purposes of computing diluted earnings per share if the effect would be antidilutive. Under the if-converted method, for diluted earnings per share purposes, convertible debt is antidilutive whenever its interest, net of tax and nondiscretionary adjustments, per common share obtainable on conversion exceeds basic earnings per share. Dilutive securities that are issued during a period and dilutive convertible securities for which conversion options lapse, or for which related debt is extinguished during a period, will be included in the denominator of diluted earnings per share for the period that they were outstanding. Likewise, dilutive convertible securities converted during a period will be included in the denominator for the period prior to actual conversion. Moreover, interest charges applicable to the convertible debt will be added back to the numerator.

Future sales of our common stock in the public market could lower the market price for our common stock and adversely impact the trading price of the notes.

          In the future, we may sell additional shares of our common stock to raise capital. In addition, a substantial number of shares of our common stock is reserved for issuance upon the exercise of stock options and restricted stock units, under the terms of equity incentive plans and upon conversion of the notes and our 2.625% Senior Notes. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. The issuance and sale of substantial amounts of common stock, or the perception that such issuances and sales may occur, could adversely affect the trading price of the notes and the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

Holders of notes will not be entitled to any rights with respect to our common stock, but will be subject to all changes made with respect to them to the extent our conversion obligation includes shares of our common stock.

          Holders of notes will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock) prior to the conversion date relating to such notes (if we have elected to settle the relevant conversion by delivering solely shares of our common stock (other than cash in lieu of any fractional share)) or the last trading day of the relevant observation period (if we elect to pay and deliver, as the case may be, a combination of cash and shares of our common stock in respect of the relevant conversion), but holders of notes will be subject to all changes affecting our common stock. For example, if an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the conversion date related to a holder's conversion of its notes (if we have elected to settle the relevant conversion by delivering solely shares of our common stock (other than cash in lieu of any fractional share)) or the last trading day of the relevant observation period (if we elect to pay and deliver, as the case may be, a combination of cash and shares of our common stock in respect of the relevant conversion), such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our common stock.

The conditional conversion feature of the notes could result in your receiving less than the value of the common stock for which a note would otherwise have been convertible.

          Prior to 5:00 p.m., New York City time, on the business day immediately preceding November 15, 2023, the notes are convertible for shares of our common stock (or cash or a combination of cash and shares of our common stock) only if specified conditions are met. If the specific conditions for conversion are not met, you will not be able to convert your notes, and you may not be able to receive the value of the cash, common stock or combination of cash and common stock, as applicable, into which the notes would otherwise have been convertible.

Upon conversion of the notes, you may receive less valuable consideration than expected because the value of our common stock may decline after you exercise your conversion right but before we settle our conversion obligation and delivery of the consideration due in respect of conversion may be delayed.

          Under the notes, a converting holder will be exposed to fluctuations in the value of our common stock during the period from the date such holder surrenders notes for conversion until the date we settle our conversion obligation.

          Upon conversion of the notes, we have the option to pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock. If we elect to satisfy our conversion obligation in cash or a combination of cash and shares of our common stock, the amount of consideration that you will receive upon conversion of your notes will be determined by reference to the volume weighted average prices of our common stock for each trading day in a 40 trading day observation period. As described under "Description of Notes — Conversion Rights — Settlement upon Conversion," this period would be (i) subject to clause (ii) below, if the relevant conversion date occurs prior to the 45th scheduled trading day immediately preceding the stated maturity date, the 40 consecutive trading-day period beginning on and including, the third trading day after such conversion date, (ii) if the relevant conversion date occurs on or after the date we issue our notice of redemption with respect to the notes and prior to 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding the relevant redemption date, the 40 consecutive trading days beginning on, and including, the second trading day immediately succeeding the date we issue our notice of redemption and (iii) subject to clause (ii) above, if the relevant conversion date occurs on or after the 45th scheduled trading day immediately preceding the stated maturity date, the 40 consecutive trading days beginning on, and including, the 42nd scheduled trading day immediately preceding the stated maturity date. Accordingly, if the price of our common stock decreases during this period, the amount or value of consideration you receive will be adversely affected. In addition, if the market price of our common stock at the end of such period is below the average of the volume weighted average price of our common stock during such period, the value of any shares of our common stock that you will receive in satisfaction of our conversion obligation will be less than the value used to determine the number of shares that you will receive. Finally, because a scheduled trading day will not be a trading day if a market disruption event occurs on such scheduled trading day, the occurrence of a market disruption event during this period will delay our delivery of the consideration due in respect of conversion of the notes.

          If we elect to satisfy our conversion obligation solely in shares of our common stock upon conversion of the notes, we will be required to deliver the shares of our common stock, together with cash for any fractional share, on the third business day following the relevant conversion date. Accordingly, if the price of our common stock decreases during this period, the value of the shares that you receive will be adversely affected and would be less than the conversion value of the notes on the conversion date.

The notes are not protected by restrictive covenants.

          The indenture governing the notes does not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. The indenture contains no covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change or other corporate transaction involving us, except to the extent described under "Description of Notes — Fundamental Change Permits Holders to Require Us to Repurchase Notes," "Description of Notes — Conversion Rights — Adjustment to Shares Delivered Upon Conversion Upon a Make-Whole Fundamental Change" and "Description of Notes — Consolidation, Merger and Sale of Assets."

On or after May 15, 2019, under certain circumstances, we may redeem any or all of the notes, and upon any redemption of your notes, you will not receive any "make-whole" cash or shares or other compensation for future interest payments or lost value of your notes.

          On or after May 15, 2019, if the last reported sale price (as defined under "Description of Notes — Conversion Rights — Settlement Upon Conversion") of our common stock for 20 or more trading days in a period of 30 consecutive trading days ending on, and including, the second trading day immediately preceding the date on which we provide notice of redemption exceeds $30.00 (subject to adjustment) on each applicable trading day, we may redeem any or all of the notes. The redemption price will equal 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. Upon any such redemption, we will not be required to pay any "make-whole" cash or shares or otherwise compensate you for any future interest payments that you would have otherwise received or for any other lost value of your notes.

The adjustment to the conversion rate for notes converted in connection with a make-whole fundamental change may not adequately compensate you for any lost value of your notes as a result of such transaction.

          If a make-whole fundamental change occurs prior to the stated maturity date, under certain circumstances, we will increase the conversion rate by a number of additional shares of our common stock for notes converted in connection with such make-whole fundamental change. The increase in the conversion rate will be determined based on the date on which the make-whole fundamental change becomes effective and the price paid (or deemed to be paid) per share of our common stock in such transaction, as described below under "Description of Notes — Conversion Rights — Adjustment to Shares Delivered Upon Conversion Upon a Make-Whole Fundamental Change." The adjustment to the conversion rate for notes converted in connection with a make-whole fundamental change may not adequately compensate you for any lost value of your notes as a result of such transaction. In addition, if the price paid (or deemed paid) per share of our common stock in the make-whole fundamental change is greater than $125.00 per share or less than $18.45 per share (in each case, subject to adjustment), no additional shares will be added to the conversion rate. Moreover, in no event will the conversion rate per $1,000 principal amount of notes as a result of this adjustment exceed 54.2005 shares of our common stock, subject to adjustments in the same manner as the conversion rate as set forth under "Description of Notes — Conversion Rights — Conversion Rate Adjustments."

          Our obligation to increase the conversion rate upon the occurrence of a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

The conversion rate of the notes may not be adjusted for all dilutive events.

          The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, the issuance of certain stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness, or assets, cash dividends and certain issuer tender or exchange offers as described under "Description of Notes — Conversion Rights — Conversion Rate Adjustments." However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of common stock for cash, that may adversely affect the trading price of the notes or our common stock. An event that adversely affects the value of the notes may occur, and that event may not result in an adjustment to the conversion rate.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the notes.

          Upon the occurrence of a fundamental change, you have the right to require us to repurchase your notes. However, the fundamental change provisions will not afford protection to holders of notes in the event of other transactions that could adversely affect the notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings or acquisitions initiated by us may not constitute a fundamental change requiring us to repurchase the notes. In the event of any such transaction, the holders would not have the right to require us to repurchase the notes, even though each of these transactions could increase the amount of our indebtedness or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of notes.

We cannot assure you that an active trading market will develop for the notes.

          Prior to this offering, there has been no trading market for the notes, and we do not intend to apply to list the notes on any securities exchange or to arrange for quotation on any automated dealer quotation system. We have been informed by the representatives of the underwriters that one or more of the underwriters currently intend to make a market in the notes after the offering is completed. However, such underwriters are not obligated to do so, and may cease their market-making at any time without notice. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active trading market will develop for the notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. In that case, you may not be able to sell your notes at a particular time or you may not be able to sell your notes at a favorable price. If the notes are traded after their initial issuance, they may trade at a discount from their initial offering price depending on many factors including prevailing interest rates, the price of our common stock, the market for similar securities, our credit rating, the interest of securities dealers in making a market for the notes, the price of any other securities we issue and the performance prospects and financial condition of our company as well as of other companies in our industry.

Conversion of the notes or of the 2.625% Senior Notes may dilute the ownership interest of existing stockholders, including holders who have previously converted their notes.

          The conversion of some or all of the notes or of some or all of the 2.625% Senior Notes may dilute the ownership interests of existing stockholders. Any sales in the public market of any shares of our common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the anticipated conversion of the notes into shares of our common stock or a combination of cash and shares of our common stock could depress the price of our common stock.

Any adverse rating of the notes may cause their trading price to fall.

          We do not intend to seek a rating on the notes. However, if a rating service were to rate the notes and if such rating service were to withdraw or lower its rating on the notes below the rating initially assigned to the notes or otherwise announce its intention to put the notes on credit watch, the trading price of the notes could decline.

Non-U.S. holders of the notes or our common stock, in certain situations, could be subject to U.S. federal income tax on the gain from (and, under certain circumstances, U.S. withholding on the proceeds of) the sale, exchange or other disposition of the notes or our common stock.

          Our assets consist primarily of interests in U.S. oil and gas properties (which constitute U.S. real property interests for purposes of determining whether we are a U.S. real property holding corporation) and interests in non-U.S. oil and gas properties, the relative values of which at any time may be uncertain and may fluctuate significantly over time. Therefore, we may be, now or at any time while a non-U.S. investor owns the notes or our common stock, a U.S. real property holding corporation. As a result, under the Foreign Investment in Real Property Tax Act ("FIRPTA"), certain non-U.S. investors may be subject to U.S. federal income tax on gain from the disposition of notes or shares of our common stock, in which case they would also be required to file U.S. tax returns with respect to such gain. Whether these FIRPTA provisions apply depends on the amount of the notes or our common stock (as the case may be) that such non-U.S. investors hold and whether, at the time they dispose of their notes or shares, the notes or shares of our common stock are regularly traded on an established securities market (such as the NYSE) within the meaning of the applicable Treasury Regulations. So long as our common stock is listed on the NYSE, (i) with respect to a disposition of our common stock, a non-U.S. investor that has owned, or is deemed to have owned, at any time within the shorter of the five-year period preceding the disposition of our common stock or the non-U.S. investor's holding period, more than 5% of our common stock, generally would be subject to U.S. federal income tax on any gain from the disposition, and (ii) with respect to a disposition of notes, (x) if the notes are regularly traded on an established securities market at the time of the disposition, a non-U.S. investor who has owned, or is deemed to have owned, at any time within the shorter of the five-year period preceding the disposition of the notes or the non-U.S. investor's holding period, more than 5% of the notes outstanding, generally would be subject to U.S. federal income tax on any gain from the disposition and (y) if the notes are not regularly traded on an established securities market at the time of the disposition, a non-U.S. investor generally would be subject to U.S. federal income tax on the gain from the disposition and the transferee of the notes generally would be required to withhold 10% of the gross proceeds payable to the non-U.S. investor if on the date the notes were acquired by such non-U.S. investor the notes had a fair market value greater than 5% of the fair market value of our common stock outstanding. For this purpose, if such a non-U.S. investor subsequently acquires additional notes, then such notes shall be aggregated and valued as of the date of the subsequent acquisition in order to apply the 5% limitation. If the gain from any disposition is subject to tax as described above, it will be taxed as if the non-U.S. investor were a U.S. resident and the non-U.S. investor would be required to file a U.S. tax return with respect to such gain. See "U.S. Federal Income Tax Considerations."

You may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the notes even though you do not receive a corresponding cash distribution.

          The conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of cash dividends. If the conversion rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, you may be deemed to have received a dividend subject to U.S. federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If a make-whole fundamental change occurs on or prior to the stated maturity date of the notes, under some circumstances, we will increase the conversion rate for notes converted in connection with the make-whole fundamental change. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. If you are a Non-U.S. Holder (as defined in "U.S. Federal Income Tax Considerations"), any deemed dividend may be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, which may be withheld from subsequent payments on the notes or the proceeds of a conversion or disposition of the notes. See "U.S. Federal Income Tax Considerations."

The price of our common stock historically has been volatile. This volatility may affect the price at which you could sell the common stock you receive upon conversion of your notes, if any, and the sale of substantial amounts of our common stock could adversely affect the price of our common stock.

          The market price for our common stock has varied between a high of $30.20 on August 5, 2013 and a low of $14.84 on December 19, 2013 in the twelve-month period ending on May 7, 2014. This volatility may affect the price at which you could sell the common stock, if any, you receive upon conversion of your notes, and the sale of substantial amounts of our common stock could adversely affect the price of our common stock. Our stock price is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors, including the risk factors discussed in this prospectus supplement and other factors discussed in "Item 1A. Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2013, variations in our quarterly operating results from our expectations or those of securities analysts or investors, downward revisions in securities analysts' estimates and announcement by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments.

          In addition, the sale of substantial amounts of our common stock could adversely impact its price. As of March 31, 2014, we had outstanding approximately 412.5 million shares of our common stock. We also had outstanding approximately 3.1 million stock options as of March 31, 2014, of which approximately 0.7 million were exercisable, and approximately 5.4 million shares of restricted stock and approximately 0.04 million restricted stock units as of March 31, 2014. The sale or the availability for sale of a large number of shares of our common stock in the public market could cause the price of our common stock to decline.

Provisions of the notes could discourage an acquisition of us by a third party.

          Certain provisions of the notes could make it more difficult or more expensive for a third party to acquire us, or may even prevent a third party from acquiring us. For example, upon the occurrence of a fundamental change, holders of the notes will have the right, at their option, to require us to repurchase all of their notes or any portion of the principal amount of such notes in integral multiples of $1,000 (as described under "Description of Notes — Fundamental Change Permits Holders to Require Us to Repurchase Notes"). In addition, the acquisition of us by a third party could require us, under certain circumstances, to increase the conversion rate for a holder who elects to convert its notes in connection with such acquisition (as described under "Description of Notes — Conversion Rights — Adjustment to Shares Delivered Upon Conversion Upon a Make-Whole Fundamental Change"). By discouraging an acquisition of us by a third party, these provisions could have the effect of depriving the holders of our common stock of an opportunity to sell their common stock at a premium over prevailing market prices.

Delaware law and our charter documents may impede or discourage a takeover, which could cause the market price of our common stock to decline.

          We are a Delaware corporation, and the anti-takeover provisions of Delaware law impose various impediments to the ability of a third party to acquire control of us, even if a change in control would be beneficial to our existing stockholders. In addition, our board of directors or a committee thereof has the power, without stockholder approval, to designate the terms of one or more series of preferred stock and issue shares of preferred stock. The ability of our board of directors or a committee thereof to create and issue a new series of preferred stock and certain provisions of Delaware law and our certificate of incorporation and bylaws could impede a merger, takeover or other business combination involving us or discourage a potential acquirer from making a tender offer for our common stock, which, under certain circumstances, could reduce the market price of our common stock and the value of your notes.

USE OF PROCEEDS

          We expect to receive net proceeds from this offering of the notes of approximately $1,123,125,000 (or approximately $1,269,750,000 if the underwriters exercise their over-allotment option in full), after deducting underwriting discounts and estimated offering expenses payable by us. We intend to use the net proceeds to us from this offering to fund our capital expenditures and for general corporate purposes.

 PRICE RANGE OF OUR COMMON STOCK

          Our common stock is traded on the NYSE under the symbol "CIE." On May 7, 2014, the last reported sale price for our common stock on the NYSE was $18.45 per share. As of March 31, 2014, we had approximately 180 stockholders of record. The following table sets forth, for the periods indicated, the reported high and low sale prices for our common stock on the NYSE.

	Price Range
	High	Low
Year ending December 31, 2014
Second Quarter (through May 7, 2014)	$19.77	$17.48
First Quarter	19.90	15.36
Year ended December 31, 2013
Fourth Quarter	$25.31	$13.75
Third Quarter	30.27	24.15
Second Quarter	29.34	24.65
First Quarter	28.56	22.25
Year ended December 31, 2012
Fourth Quarter	$29.45	$19.90
Third Quarter	28.69	20.59
Second Quarter	31.36	19.69
First Quarter	36.51	15.63

DIVIDEND POLICY

          At the present time, we intend to retain all of our future earnings, if any, generated by our operations for the development and growth of our business. The decision to pay dividends on our common stock is at the discretion of our board of directors and depends on our financial condition, results of operations, projections, liquidity, earnings, legal requirements, capital requirements and other factors that our board of directors deems relevant.

RATIO OF EARNINGS TO FIXED CHARGES
(Unaudited)

	Three Months Ended March 31, 2014		Year Ended December 31,
			2013		2012		2011		2010		2009
Ratio of Earnings to Fixed Charges(1)	N/A	(2)	N/A	(2)	N/A	(2)	0.0	(3)	0.0	(3)	0.0	(3)

(1)
For purposes of calculating the ratio of earnings to fixed charges, earnings represent income (loss) before income taxes, plus fixed charges and amortization of capitalized interest and less capitalized interest; and fixed charges include interest expense, capitalized interest, amortization of deferred financing costs and an interest component of rent expense.

(2)
Earnings were inadequate to cover fixed charges by $67.8 million for the three months ended March 31, 2014, $606.7 million for the year ended December 31, 2013 and $283.0 million for the year ended December 31, 2012.

(3)
Prior to the issuance of our 2.625% Senior Notes, our ratio of earnings to fixed charges had been zero. The basis for this calculation is that prior to this issuance, we had no long-term debt and therefore no interest expensed or capitalized, amortized premiums, discounts or capitalized expense relating to indebtedness.

 CAPITALIZATION

          The following table sets forth our cash, cash equivalents, long-term indebtedness, stockholders' equity and capitalization as of March 31, 2014:

  •
  on an actual basis; and

  •
  as adjusted to give effect to the issuance and sale of the notes being offered by us hereby and the intended use of the net proceeds from the issuance and sale of the notes as described under "Use of Proceeds" in this prospectus supplement (assuming no exercise of the over-allotment option), after deducting underwriting discounts and estimated offering expenses payable by us.

          This table should be read in conjunction with our consolidated financial statements and accompanying notes and other consolidated financial data incorporated by reference in this prospectus supplement and the accompanying prospectus.

	March 31, 2014
	Actual	As Adjusted
	($ in thousands)
Cash and cash equivalents(1)	$151,804	$1,274,929

Long-term indebtedness:
3.125% Convertible Senior Notes due 2024(1)(2)	—	1,150,000
2.625% Convertible Senior Notes due 2019(2)	1,380,000	1,380,000
Stockholders' equity:
Preferred stock, $0.01 par value; 200,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value; 2,000,000,000 shares authorized; 407,059,370 shares issued and outstanding as of March 31, 2014 (Actual and As Adjusted)(3)	4,071	4,071
Additional paid-in capital(2)	3,649,594	3,649,594
Accumulated deficit during the development stage	(1,573,774)	(1,573,774)

Total stockholders' equity	2,079,891	2,079,891

Total capitalization	$3,459,891	$4,609,891

(1)
Assumes no exercise of the underwriters' over-allotment option.

(2)
In accordance with ASC 470-20, convertible debt that may be wholly or partially settled in cash is required to be separated into a liability and an equity component, such that interest expense reflects the issuer's non-convertible debt interest rate. Upon issuance, a debt discount is recognized as a decrease in debt and an increase in equity. The debt component will accrete up to the principal amount ($1,150 million for the notes offered hereby) over the expected term of the debt. ASC 470-20 does not affect the actual amount that we are required to repay, and the amount shown in the table above for the notes is the aggregate principal amount of the notes and does not reflect the debt discount that we will be required to recognize.

(3)
These amounts do not include:

•
up to 949,696 shares of our common stock issuable upon settlement of restricted or deferred stock units and exercise of stock options outstanding under our Long Term Incentive Plan, Non-Employee Directors Compensation Plan and Deferred Compensation Plan;

  •
  6,127,710 shares of our common stock reserved for grants of future awards under our Long Term Incentive Plan and Non-Employee Directors Compensation Plan; and

  •
  shares of our common stock initially issuable in connection with conversion of the notes offered hereby or the 2.625% Senior Notes.

All applicable share, per share and related information in this prospectus supplement speaks as of March 31, 2014, unless otherwise indicated.

DESCRIPTION OF NOTES

          We will issue the notes under the senior indenture, dated as of December 17, 2012 (the "base indenture") between us and Wells Fargo Bank, National Association, as trustee (the "trustee"), as supplemented by the first supplemental indenture, dated as of December 17, 2012 (the "First Supplemental Indenture"), and as will be further supplemented by a supplemental indenture with respect to the notes to be dated as of the date of initial issuance of the notes. In this section, we refer to the base indenture, as supplemented by the First Supplemental Indenture and as further supplemented by the supplemental indenture relating to the notes, collectively as the "indenture." This description of the notes supplements and, to the extent it is inconsistent, replaces the description of the general provisions of the notes and the base indenture in the accompanying prospectus. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

          You may request a copy of the indenture from us as described under "Where You Can Find More Information and Incorporation of Information by Reference."

          The following description is a summary of the material provisions of the notes and the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the notes.

          For purposes of this description, references to "we," "our" and "us" refer only to Cobalt International Energy, Inc. and not to its subsidiaries.

General

          The notes will:

  •
  be our general unsecured, senior obligations and are equal in right of payment to our senior unsecured indebtedness as described under "— Ranking";

  •
  initially be limited to an aggregate principal amount of $1,150,000,000 (or $1,300,000,000 if the underwriters' over-allotment option is exercised in full);

  •
  bear cash interest from May 13, 2014 at an annual rate of 3.125% payable on May 15 and November 15 of each year, beginning on November 15, 2014;

  •
  not be subject to redemption prior to May 15, 2019;

  •
  on or after May 15, 2019, under certain conditions as described under "— Optional Redemption," be subject to redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date;

  •
  be subject to repurchase by us at the option of the holders following a fundamental change (as defined below under "— Fundamental Change Permits Holders to Require Us to Repurchase Notes"), at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date;

  •
  mature on May 15, 2024, unless earlier converted, redeemed or repurchased;

  •
  be issued in denominations of $1,000 and multiples of $1,000; and

  •
  be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form. See "— Book-Entry, Settlement and Clearance."

          The notes may be converted, subject to certain qualifications and the satisfaction of certain conditions and only during the periods described under "— Conversion Rights," at an initial conversion rate of 43.3604 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $23.06 per share of common stock). The conversion rate is subject to adjustment if certain events occur.

          We will settle conversions of notes by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described under "— Conversion Rights — Settlement Upon Conversion." Upon conversion, you will not receive any separate cash payment for interest, if any, accrued and unpaid to the conversion date except under the limited circumstances described below.

          The indenture will not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise. The indenture will not contain any financial covenants and will not restrict us from paying dividends or issuing or repurchasing our other securities. Other than restrictions described under "— Fundamental Change Permits Holders to Require Us to Repurchase Notes" and "— Consolidation, Merger and Sale of Assets" below and except for the provisions set forth under "— Conversion Rights — Adjustment to Shares Delivered Upon Conversion Upon a Make-Whole Fundamental Change," the indenture will not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

          We may, without the consent of the holders, issue additional notes under the indenture with the same terms (except for any differences in the issue price and interest accrued, if any) and as part of the same series as the notes offered hereby in an unlimited aggregate principal amount; provided that if any such additional notes are not fungible with the notes initially offered hereby for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number.

          We do not intend to list the notes on any securities exchange or any automated dealer quotation system.

Purchase and Cancellation

          We will cause all notes surrendered for payment, redemption, repurchase (including as described below), registration of transfer or exchange or conversion, if surrendered to any person other than the trustee (including any of our agents, subsidiaries or affiliates), to be delivered to the trustee for cancellation. All notes delivered to the trustee shall be cancelled promptly by the trustee in accordance with the terms of the indenture. Except with respect to notes surrendered for registration of transfer or exchange, no notes shall be authenticated in exchange for any notes cancelled as provided in the indenture.

          We may, to the extent permitted by law, directly or indirectly (regardless of whether such notes are surrendered to us), repurchase notes in the open market or otherwise, whether by us or our subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. We will cause any notes so repurchased by us (other than notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the trustee for cancellation, and they will no longer be considered "outstanding" under the indenture upon their repurchase.

Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange

          We will pay the principal of, and interest on, notes in global form registered in the name of or held by The Depository Trust Company ("DTC") or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note.

          We will pay the principal of any certificated notes at the office or agency in the United States designated by us for that purpose. We have initially designated the trustee as our paying agent and registrar and its corporate trust office or agency in Minneapolis, Minnesota as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar. Interest on certificated notes will be payable (i) to holders having an aggregate principal amount of $5.0 million or less, by check mailed to the holders of these notes and (ii) to holders having an aggregate principal amount of more than $5.0 million, either by check mailed to each holder or, upon application by a holder to the registrar not later than the relevant regular record date, by wire transfer in immediately available funds to that holder's account within the United States, which application shall remain in effect until the holder notifies, in writing, the registrar to the contrary.

          A holder of certificated notes may transfer or exchange such notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. We are not required to transfer or exchange any note selected for redemption or surrendered for conversion or required repurchase. A holder of a beneficial interest in a note in global form may transfer or exchange such beneficial interest in accordance with the indenture and the applicable procedures of DTC. See "— Book-Entry, Settlement and Clearance."

          The registered holder of a note will be treated as its owner for all purposes.

Interest

          The notes will bear cash interest at a rate of 3.125% per year until maturity. Interest on the notes will accrue from May 13, 2014 or from the most recent date on which interest has been paid or duly provided for. Interest will be payable semiannually in arrears on May 15 and November 15 of each year, beginning on November 15, 2014.

          Interest will be paid to the person in whose name a note is registered at 5:00 p.m., New York City time, on May 1 or November 1, as the case may be, immediately preceding the relevant interest payment date (each, a "regular record date"). Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

          If any interest payment date, the stated maturity date, any earlier redemption date or any earlier required repurchase date upon a fundamental change of a note falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term "business day" means, with respect to any note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York or the offices of the trustee are authorized or required by law or executive order to close or be closed.

          Unless the context otherwise requires, all references to interest in this prospectus supplement include additional interest, if any, payable at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under "— Events of Default."

Ranking

          The notes will be our general unsecured obligations that rank senior in right of payment to any of our future indebtedness that is expressly subordinated in right of payment to the notes. The notes will rank equal in right of payment with any of our existing or future liabilities that are not so subordinated, including our 2.625% Senior Notes. The notes will effectively rank junior to any of our future secured indebtedness to the extent of the value of the assets securing such indebtedness. The notes will rank structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure future secured debt will be available to pay obligations on the notes only after all indebtedness under such secured debt has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the notes then outstanding.

          After giving effect to the issuance of the notes (assuming no exercise of the underwriters' over-allotment option) and the use of proceeds therefrom, our total consolidated indebtedness as of March 31, 2014 would have been $2.53 billion (without giving effect to the equity component of convertible debt or any debt discount).

          The ability of our subsidiaries to pay dividends and make other payments to us is also restricted by, among other things, applicable corporate and other laws and regulations as well as agreements to which our subsidiaries may become a party. We may not be able to pay the cash portions of any settlement amount upon conversion of the notes, or to pay cash for the fundamental change repurchase price upon a fundamental change if a holder requires us to repurchase notes as described below. See "Risk Factors — Risks Related to the Notes and Our Common Stock — We may not have the ability to raise the funds necessary to repurchase the notes upon a fundamental change, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the notes."

Optional Redemption

          We may not redeem the notes prior to May 15, 2019. On or after May 15, 2019, we may redeem for cash all or any portion of the notes, at our option, but only if the last reported sale price (as defined below under "— Conversion Rights — Settlement Upon Conversion") of our common stock for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading-day period ending on, and including, the second trading day immediately preceding the date on which we provide notice of redemption, exceeds $30.00 (the "threshold price," subject to adjustment as described below) on each applicable trading day.

          The redemption price for the notes will equal:

  •
  100% of the principal amount of the notes to be redeemed, and

  •
  accrued and unpaid interest, if any, to, but excluding, the redemption date,

unless the redemption date falls after a regular record date for the payment of interest but on or prior to the corresponding interest payment date, in which case we will instead pay the full amount of accrued and unpaid interest to the holder of record as of 5:00 p.m., New York City time, on such regular record date and the redemption price will equal 100% of the principal amount of notes being redeemed. The redemption date must be a business day.

          We will give written notice of redemption to the trustee and holders of notes not less than 30 calendar days nor more than 60 calendar days immediately preceding the redemption date. The notice of redemption will state certain specified information, including:

  •
  the redemption date;

  •
  the redemption price;

  •
  the settlement method that will apply to all conversions on or after the date we issue such notice of redemption and on or prior to the second scheduled trading day immediately preceding the redemption date; and

  •
  the conversion rate.

          In addition, we will issue a press release containing the relevant information (and make the press release available on our website).

          If we do not redeem all of the notes, in the case of a global note, the beneficial interest therein to be redeemed shall be selected in accordance with applicable procedures of DTC, or, in the case of certificated notes, the trustee will select the notes to be redeemed in principal amounts of $1,000 or integral multiples of $1,000 in accordance with the procedures of DTC or if DTC does not prescribe a method of selection, on a pro rata basis, by lot or in accordance with any such method as the trustee deems fair and appropriate. If the trustee selects a portion of a holder's notes for partial redemption and such holder converts a portion of such note, the converted portion will be deemed to be from the portion selected for redemption. If any certificated notes are to be redeemed in part only, we will issue new certificated notes in principal amount equal to the unredeemed principal portion thereof.

          No notes may be redeemed if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to the redemption date, except in the case of a default in the payment of the redemption price.

          The threshold price will be adjusted as of any date on which the conversion rate of the notes is otherwise adjusted, as described below under "— Conversion Rights — Conversion Rate Adjustments." The adjusted threshold price will equal the threshold price immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the threshold price adjustment and the denominator of which is the conversion rate as so adjusted.

          No sinking fund is provided for the notes.

Conversion Rights

  General

          Prior to 5:00 p.m., New York City time, on the business day immediately preceding November 15, 2023, the notes will be convertible only upon satisfaction of one or more of the conditions described under the headings "— Conversion upon Satisfaction of Sale Price Condition," "— Conversion upon Satisfaction of Trading Price Condition," "— Conversion upon Notice of Redemption" and "— Conversion upon Certain Distributions and Specified Corporate Events." On or after November 15, 2023 until 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding the stated maturity date, holders may convert their notes at the conversion rate at any time regardless of the foregoing conditions. A holder may convert fewer than all of such holder's notes so long as the notes converted are an integral multiple of $1,000 principal amount.

          The conversion rate will initially be 43.3604 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $23.06 per share of common stock). Upon conversion of a note, we will satisfy our conversion obligation by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, all as set forth below under "— Settlement Upon Conversion." If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and a number of shares of our common stock, the amount of cash and the number of shares of common stock, if any, due upon conversion will be based on a daily conversion value (as defined below) calculated on a proportionate basis for each trading day in a 40 trading day observation period (as defined below under "— Settlement Upon Conversion"). The trustee will initially act as the conversion agent.

          If a holder of notes has submitted notes for repurchase upon a fundamental change, the holder may convert those notes only if that holder first validly withdraws its repurchase notice.

          Upon conversion, you will not receive any separate cash payment for accrued and unpaid interest, if any, except as described below. We will not issue fractional shares of our common stock upon conversion of notes. Instead, we will pay cash in lieu of any fractional share as described under "— Settlement Upon Conversion." Our payment and delivery, as the case may be, to you of the cash, shares of our common stock or a combination thereof, as the case may be, into which a note is convertible will be deemed to satisfy in full our obligation to pay:

  •
  the principal amount of the note; and

  •
  accrued and unpaid interest, if any, to, but not including, the relevant conversion date.

          As a result, accrued and unpaid interest, if any, to, but not including, the relevant conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of notes into a combination of cash and shares of our common stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion.

          Notwithstanding the immediately preceding paragraph, if notes are converted after 5:00 p.m., New York City time, on a regular record date for the payment of interest, holders of such notes at 5:00 p.m., New York City time, on such regular record date will receive the full amount of interest payable on such notes on the corresponding interest payment date notwithstanding the conversion. Notes surrendered for conversion during the period from 5:00 p.m., New York City time, on any regular record date to 9:00 a.m., New York City time, on the immediately following interest payment date must be accompanied by funds equal to the amount of interest payable on the notes so converted; provided that no such payment need be made:

  •
  for conversions following the regular record date immediately preceding the stated maturity date;

  •
  if we have specified a fundamental change repurchase date that is after a regular record date and on or prior to the business day immediately following the date on which the corresponding interest payment is made;

  •
  if we have specified a redemption date that is after a regular record date and on or prior to the business day immediately following the date on which the corresponding interest payment is made; or

  •
  to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.

          If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of our common stock upon the conversion, unless the tax is due because the holder requests any shares to be issued in a name other than the holder's name, in which case the holder will pay that tax.

  Conversion upon Satisfaction of Sale Price Condition

          Prior to 5:00 p.m., New York City time, on the business day immediately preceding November 15, 2023, a holder may surrender any of its notes for conversion during any fiscal quarter commencing after the fiscal quarter ending September 30, 2014 (and only during such fiscal quarter) if the last reported sale price per share of our common stock for at least 20 trading days (whether or not consecutive) during a 30 consecutive trading-day period ending on, and including, the last trading day of the immediately preceding fiscal quarter exceeds the threshold price on each applicable trading day.

          The threshold price will be adjusted as of any date on which the conversion rate of the notes is otherwise adjusted, as described below under "— Conversion Rights – Conversion Rate Adjustments." The adjusted threshold price will equal the threshold price immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the threshold price adjustment and the denominator of which is the conversion rate as so adjusted.

  Conversion upon Satisfaction of Trading Price Condition

          Prior to 5:00 p.m., New York City time, on the business day immediately preceding November 15, 2023, a holder may surrender any of its notes for conversion during the five business days immediately following any five consecutive trading-day period (the "measurement period") in which the trading price per $1,000 principal amount of the notes (as determined following a request by a holder of the notes in accordance with the procedures described below) for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate of the notes on each such trading day.

          The "trading price" of the notes on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of the notes obtained by the bid solicitation agent for $5.0 million aggregate principal amount of the notes at approximately 3:30 p.m., New York City time, on the determination date from three independent nationally recognized securities dealers we select, provided that if:

  •
  three such bids cannot reasonably be obtained by the bid solicitation agent, but two such bids are obtained, then the average of the two bids shall be used, and

  •
  only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used.

          If no such bids can reasonably be received by the bid solicitation agent, then the trading price per $1,000 principal amount of notes shall be deemed to be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate. If we do not, when we are required to, instruct the bid solicitation agent to obtain bids, or if we give such instruction to the bid solicitation agent, and the bid solicitation agent fails to make such determination, then, in either case, the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each trading day of such failure.

          The bid solicitation agent will have no obligation to determine the trading price of the notes as described in this section unless we have requested such determination; and we shall have no obligation to make such request unless a holder provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the last reported sale price of our common stock and the then-current conversion rate of the notes. At such time, we will instruct the bid solicitation agent to determine the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the current conversion rate of the notes. We will notify the holders of the notes if the notes become convertible pursuant to this provision by issuing a press release (and making the press release available on our website).

          The trustee will initially act as bid solicitation agent and we may change the bid solicitation agent.

  Conversion upon Notice of Redemption

          If we call any or all of the notes for redemption as described under "— Optional Redemption," holders of the notes will have the right to convert all or any portion of their notes during the period beginning on the date we issue our notice of redemption until 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding the related redemption date, after which time holders will no longer have the right to convert their notes on account of our delivery of our notice of such redemption, unless we default in the payment of the redemption price.

  Conversion upon Certain Distributions and Specified Corporate Events

  Certain Distributions

          If, prior to 5:00 p.m., New York City time, on the business day immediately preceding November 15, 2023, we elect to:

  •
  distribute to all holders of our common stock certain rights or warrants entitling them to purchase, for a period of not more than 45 calendar days after the ex-dividend date for the distribution, shares of our common stock at a price per share less than the average of the last reported sale prices of our common stock for the 10 consecutive trading-day period ending on the trading day immediately preceding the announcement date of the distribution, or

  •
  distribute to all holders of our common stock assets (including cash), debt securities or rights or warrants to purchase our securities, which distribution has a per share value as determined by our board of directors exceeding 15% of the last reported sale price of our common stock on the trading day immediately preceding the announcement date for such distribution, then, in either case, we must notify holders of the notes at least 50 scheduled trading days prior to the ex-dividend date for such distribution. We will notify the holders of the notes if the notes become convertible pursuant to this provision by issuing a press release (and making the press release available on our website). Once we have given such notice, holders may surrender any of their notes for conversion at any time until the earlier of 5:00 p.m., New York City time, on the business day immediately prior to the ex-dividend date or any announcement that such distribution will not take place. No holder may exercise this right to convert if the holder otherwise would participate in the distribution without conversion in respect of notes held by the holder as if such holder held a number of shares of our common stock equal to the conversion rate for each $1,000 principal amount of notes it holds. As used in this section, the "ex-dividend date" is the first date upon which a sale of the common stock does not automatically transfer the right to receive the relevant distribution from the seller of the common stock, regular way on the relevant exchange or in the relevant market for the common stock, to its buyer.

  Certain Corporate Events

          If a "fundamental change" (as defined under "— Fundamental Change Permits Holders to Require Us to Repurchase Notes") or a "make-whole fundamental change" (as defined under "— Adjustment to Shares Delivered Upon Conversion Upon a Make-Whole Fundamental Change") occurs prior to 5:00 p.m., New York City time, on the business day immediately preceding November 15, 2023, or if we are party to a "share exchange event" (as defined under "Recapitalizations, Reclassifications and Changes of Our Common Stock") that occurs prior to 5:00 p.m., New York City time, on the business day immediately preceding November 15, 2023

(each such fundamental change, make-whole fundamental change or share exchange event, a "corporate event"), in each case, regardless of whether a holder has the right to require us to repurchase the notes as described under "— Fundamental Change Permits Holders to Require Us to Repurchase Notes," the notes may be surrendered for conversion at any time from the effective date of the corporate event until the 35th trading day after such effective date or, if such corporate event constitutes a fundamental change, until the related fundamental change repurchase date (as defined below).

          We will notify holders and the trustee of any such transaction and the corresponding conversion right at the same time we publicly announce such transaction (but in no event later than the date on which the period for conversion commences as provided above). Such notice will be given by issuing a press release (and making the press release available on our website).

          If a fundamental change occurs, a holder can, subject to certain conditions, require us to repurchase all or a portion of its notes as described under "— Fundamental Change Permits Holders to Require Us to Repurchase Notes." If a holder has already delivered a repurchase election with respect to a note as described under "— Fundamental Change Permits Holders to Require Us to Repurchase Notes," it may not surrender that note for conversion until it has withdrawn the repurchase election in accordance with the indenture.

  Conversion on or after November 15, 2023

          On or after November 15, 2023, a holder may convert any of its notes at any time prior to 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding the stated maturity date regardless of the foregoing conditions.

  Conversion Procedures

          If you hold a beneficial interest in a global note, to convert you must comply with DTC's procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled and pay all duties and taxes, if any.

          If you hold a certificated note, to convert you must:

  •
  complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

  •
  deliver the conversion notice, which is irrevocable, and the note to the conversion agent;

  •
  if required, furnish appropriate endorsements and transfer documents; and

  •
  if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled.

          We will pay any documentary, stamp or similar issue or transfer tax on the issuance of any shares of our common stock upon conversion of the notes, unless the tax is due because the holder requests such shares to be issued in a name other than the holder's name, in which case the holder will pay the tax.

          We refer to the date you comply with the relevant procedures for conversion described above as the "conversion date."

          If a holder has already delivered a repurchase notice as described under "— Fundamental Change Permits Holders to Require Us to Repurchase Notes" with respect to a note, the holder may not surrender that note for conversion until the holder has withdrawn the repurchase notice in accordance with the relevant provisions of the indenture. If a holder submits its notes for required repurchase, the holder's right to withdraw the repurchase notice and convert the notes that are subject to repurchase will terminate at 5:00 p.m., New York City time, on the business day immediately preceding the relevant fundamental change repurchase date.

  Settlement Upon Conversion

          Upon conversion, we may choose to pay or deliver, as the case may be, either cash ("cash settlement"), shares of our common stock ("physical settlement") or a combination of cash and shares of our common stock ("combination settlement"), as described below. We refer to each of these settlement methods as a "settlement method."

          All conversions occurring (i) on or after the 45th scheduled trading day immediately preceding the stated maturity date or (ii) on or after the date we issue our notice of redemption as described under "— Optional Redemption" and prior to 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding the related redemption date will be settled using the same settlement method. With respect to conversions occurring prior to the 45th scheduled trading day immediately preceding the stated maturity date (other than conversions referred to in clause (ii) of the preceding sentence), we will use the same settlement method for all conversions occurring on the same conversion date, but we will not have any obligation to use the same settlement method with respect to conversions that occur on different conversion dates. That is, we may choose for notes converted on one conversion date to settle conversions in physical settlement, and choose for notes converted on another conversion date cash settlement or combination settlement.

          If we elect a settlement method, we will inform holders so converting through the trustee of the settlement method we have elected (including the specified dollar amount, as defined below, if we elect combination settlement), (i) in the case of any conversions occurring prior to the 45th scheduled trading day immediately preceding the stated maturity date, except as described in clause (ii) below, no later than 5:00 p.m., New York City time, on the second trading day immediately following the related conversion date, (ii) in the case of any conversions occurring on or after the date we issue our notice of redemption with respect to the notes and prior to 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding the related redemption date, in our notice of redemption and (iii) in the case of any conversions occurring on or after the 45th scheduled trading day immediately preceding the stated maturity date, except as described in clause (ii) above, no later than 5:00 p.m., New York City time, on the 45th scheduled trading day immediately preceding the stated maturity date. If we do not timely elect a settlement method for a conversion, we will no longer have the right to elect cash settlement or physical settlement for such conversion and we will be deemed to have elected combination settlement in respect of our conversion obligation, as described below, and the specified dollar amount (as defined below) per $1,000 principal amount of notes will be equal to $1,000. If we elect combination settlement for a conversion, but we do not timely notify the converting holder of the specified dollar amount per $1,000 principal amount of notes, such specified dollar amount will be deemed to be $1,000. It is our current intent and policy to settle conversions through combination settlement with a specified dollar amount of $1,000.

          Settlement amounts will be computed as follows:

  •
  if we elect physical settlement, we will deliver to the converting holder in respect of each $1,000 principal amount of notes being converted a number of shares of common stock equal to the conversion rate;

  •
  if we elect cash settlement, we will pay to the converting holder in respect of each $1,000 principal amount of notes being converted cash in an amount equal to the sum of the daily conversion values for each of the 40 consecutive trading days during the related observation period; and

  •
  if we elect (or are deemed to have elected) combination settlement, we will pay or deliver, as the case may be, to the converting holder in respect of each $1,000 principal amount of notes being converted a "settlement amount" equal to the sum of the daily settlement amounts for each of the 40 consecutive trading days during the relevant observation period.

          The "daily settlement amount," for each of the 40 consecutive trading days during the observation period, shall consist of:

  •
  cash equal to the lesser of (i) the maximum cash amount per $1,000 principal amount of notes to be received upon conversion as specified in the notice specifying our chosen settlement method (the "specified dollar amount"), if any, divided by 40 (such quotient, the "daily measurement value") and (ii) the daily conversion value (as defined below); and

  •
  if the daily conversion value exceeds the daily measurement value, a number of shares equal to (i) the difference between the daily conversion value and the daily measurement value, divided by (ii) the daily VWAP for such trading day.

          The "daily conversion value" means, for each of the 40 consecutive trading days during the observation period, 2.50% (1/40th) of the product of (1) the conversion rate on such trading day and (2) the daily VWAP on such trading day.

          The "daily VWAP" means, for each of the 40 consecutive trading days during the applicable observation period, the per share volume-weighted average price as displayed under the heading "Bloomberg VWAP" on Bloomberg page "CIE <equity> AQR" (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The "daily VWAP" will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

          The "observation period" with respect to any note surrendered for conversion means:

  •
  except as described in the succeeding bullet point, if the relevant conversion date occurs prior to the 45th scheduled trading day immediately preceding the stated maturity date, the 40 consecutive trading-day period beginning on, and including, the third trading day after such conversion date;

  •
  if the relevant conversion date occurs on or after the date we issue our notice of redemption with respect to the notes and prior to 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding the relevant redemption date, the 40 consecutive trading days beginning on, and including, the second trading day immediately succeeding the date we issue our notice of redemption; and

  •
  except as described in the preceding bullet point, if the relevant conversion date occurs on or after the 45th scheduled trading day immediately preceding the stated maturity date, the 40 consecutive trading days beginning on, and including, the 42nd scheduled trading day immediately preceding the stated maturity date.

          For the purposes of determining amounts due upon conversion only, "trading day" means a day on which (i) there is no "market disruption event" (as defined below) and (ii) trading in our common stock generally occurs on The New York Stock Exchange or, if our common stock is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then listed or admitted for trading. If our common stock is not so listed or admitted for trading, "trading day" means a "business day."

          "Scheduled trading day" means a day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading. If our common stock is not so listed or admitted for trading, "scheduled trading day" means a "business day."

          For the purposes of determining amounts due upon conversion, "market disruption event" means (i) a failure by the principal U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options, contracts or futures contracts relating to our common stock.

          Except as described under "— Adjustment to Shares Delivered Upon Conversion Upon a Make-Whole Fundamental Change" and "— Recapitalizations, Reclassifications and Changes of Our Common Stock," we will deliver the consideration due in respect of conversion on the third business day immediately following the relevant conversion date, if we elect physical settlement, or on the third business day immediately following the last trading day of the relevant observation period, in the case of any other settlement method. Because a scheduled trading day will not be a trading day if a market disruption event occurs on such scheduled trading day, the occurrence of a market disruption event during the observation period will delay our delivery of the consideration due in respect of conversion of the notes.

          We will deliver cash in lieu of any fractional share of common stock issuable upon conversion based on the daily VWAP on the relevant conversion date (in the case of physical settlement) or based on the daily VWAP on the last trading day of the relevant observation period (in the case of combination settlement).

          Each conversion will be deemed to have been effected as to any notes surrendered for conversion on the conversion date; provided, however, that we will treat the person in whose name any shares of our common stock shall be issuable upon such conversion as the holder of record of such shares as of 5:00 p.m., New York City time, on the conversion date (in the case of physical settlement) or the last trading day of the relevant observation period (in the case of combination settlement).

  Conversion Rate Adjustments

          The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the notes have the right to participate (other than in the case of a stock split or share combination), at the same time and upon the same terms as holders of our common stock and solely as a result of holding the notes, in any of the transactions described below without having to convert their notes as if they held a number of shares of common stock equal to the conversion rate multiplied by the principal amount (expressed in thousands) of notes held by such holder.

          (1)     If we exclusively issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR1	=	CR0	x	OS1 OS0

where,

CR0	=	the conversion rate in effect immediately prior to 9:00 a.m., New York City time, on the ex-dividend date of such dividend or distribution, or immediately prior to 9:00 a.m., New York City time, on the effective date of such share split or share combination, as applicable;
CR1	=	the conversion rate in effect immediately after 9:00 a.m., New York City time, on such ex-dividend date or effective date;
OS0	=	the number of shares of our common stock outstanding immediately prior to 9:00 a.m., New York City time, on such ex-dividend date or effective date; and
OS1	=	the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

          Any adjustment made under this clause (1) shall become effective immediately after 9:00 a.m., New York City time, on the ex-dividend date for such dividend or distribution, or immediately after 9:00 a.m., New York City time, on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the conversion rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

          (2)     If we issue to all or substantially all holders of our common stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on, and including, the trading-day immediately preceding the date of announcement of such issuance, the conversion rate will be increased based on the following formula:

CR1	=	CR0	x	OS0 + X OS0 + Y

where,

CR0	=	the conversion rate in effect immediately prior to 9:00 a.m., New York City time, on the ex-dividend date for such issuance;
CR1	=	the conversion rate in effect immediately after 9:00 a.m., New York City time, on such ex-dividend date;
OS0	=	the number of shares of our common stock outstanding immediately prior to 9:00 a.m., New York City time, on such ex-dividend date;
X	=	the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and
Y	=
the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the last reported sale prices of our common stock over the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

          Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after 9:00 a.m., New York City time, on the ex-dividend date for such issuance. To the extent that shares of common stock are not delivered after the expiration of such rights, options or warrants, the conversion rate shall be decreased to the conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so issued, the conversion rate shall be decreased to the conversion rate that would then be in effect if such ex-dividend date for such issuance had not occurred.

          For the purpose of this clause (2) and for the purpose of the first bullet under "— Conversion upon Certain Distributions and Specified Corporate Events," in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the common stock at a price per share that is less than such average of the last reported sale prices of the common stock for the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors or a committee thereof.

          (3)     If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

  •
  dividends, distributions or issuances as to which an adjustment was effected pursuant to clause (1) or (2) above;

  •
  dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to clause (4) below; and

  •
  spin-offs as to which the provisions set forth below in this clause (3) shall apply;

then the conversion rate will be increased based on the following formula:

CR1	=	CR0	x	SP0 SP0 - FMV

where,

CR0	=	the conversion rate in effect immediately prior to 9:00 a.m., New York City time, on the ex-dividend date for such distribution;
CR1	=	the conversion rate in effect immediately after 9:00 a.m., New York City time, on such ex-dividend date;
SP0	=
the average of the last reported sale prices of our common stock over the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and
FMV	=
the fair market value (as determined by our board of directors or a committee thereof) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of our common stock on the ex-dividend date for such distribution.

          Any increase made under the portion of this clause (3) above will become effective immediately after 9:00 a.m., New York City time, on the ex-dividend date for such distribution. If such distribution is not so paid or made, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if "FMV" (as defined above) is equal to or greater than "SP0" (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of our common stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received if such holder owned a number of shares of common stock equal to the conversion rate in effect on the ex-dividend date for the distribution.

          With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a "spin-off"), the conversion rate will be increased based on the following formula:

CR1	=	CR0	x	FMV0 + MP0 MP0

where,

CR0	=	the conversion rate in effect immediately prior to the end of the valuation period (as defined below);
CR1	=	the conversion rate in effect immediately after the end of the valuation period;
FMV0	=
the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock (determined by reference to the definition of last reported sale price set forth below as if references therein to our common stock were to such capital stock or similar equity interest) over the first 10 consecutive trading-day period after, and including, the ex-dividend date of the spin-off (the "valuation period"); and
MP0	=	the average of the last reported sale prices of our common stock over the valuation period.

          The adjustment to the conversion rate under the preceding paragraph will occur on the last trading day of the valuation period; provided that in respect of any conversion during the valuation period, references in the preceding paragraph with respect to 10 trading days shall be deemed to be replaced with such lesser number of trading days as have elapsed between the ex-dividend date of such spin-off and the conversion date in determining the conversion rate.

          (4)     If any cash dividend or distribution is made to all or substantially all holders of our common stock, the conversion rate will be adjusted based on the following formula:

CR1	=	CR0	x	SP0 SP0 - C

where,

CR0	=	the conversion rate in effect immediately prior to 9:00 a.m., New York City time, on the ex-dividend date for such dividend or distribution;
CR1	=	the conversion rate in effect immediately after 9:00 a.m., New York City time, on the ex-dividend date for such dividend or distribution;
SP0	=	the last reported sale price of our common stock on the trading day immediately preceding the ex-dividend date for such dividend or distribution; and
C	=	the amount in cash per share we distribute to all or substantially all holders of our common stock.

          Any increase made under this clause (4) shall become effective immediately after 9:00 a.m., New York City time, on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid, the conversion rate shall be decreased, effective as of the date our board of directors or a committee thereof determines not to make or pay such dividend or distribution, to be the conversion rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if "C" (as defined above) is equal to or greater than "SP0" (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 principal amount of notes, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the conversion rate on the ex-dividend date for such cash dividend or distribution.

          (5)     If we or any of our subsidiaries make a payment in respect of a tender or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the last reported sale price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

CR1	=	CR0	x	AC + (SP1 × OS1) OS0 × SP1

where,

CR0	=	the conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;
CR1	=
the conversion rate in effect immediately after 5:00 p.m., New York City time, on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;
AC	=	the aggregate value of all cash and any other consideration (as determined by our board of directors or a committee thereof) paid or payable for shares purchased in such tender or exchange offer;
OS0	=
the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);
OS1	=
the number of shares of our common stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and
SP1	=
the average of the last reported sale prices of our common stock over the 10 consecutive trading-day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires.

          The adjustment to the conversion rate under the preceding paragraph will occur at 5:00 p.m., New York City time, on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references in the preceding paragraph with respect to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the expiration date of such tender or exchange offer and the conversion date in determining the conversion rate.

          If we are obligated to purchase shares pursuant to any such tender or exchange offer, but we are permanently prevented by applicable law from effecting all or any such purchases or all or any portion of such purchases are rescinded, the conversion rate shall be decreased to the conversion rate that would then be in effect if such tender or exchange offer had been made only in respect of the purchases actually effected.

          Notwithstanding the foregoing, if a conversion rate adjustment becomes effective on any ex-dividend date as described above, and a holder that has converted its notes on or after such ex-dividend date and on or prior to the related record date would be treated as the record holder of shares of our common stock as of the related conversion date as described under "— Settlement Upon Conversion" based on an adjusted conversion rate for such ex-dividend date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such ex-dividend date will not be made for the notes converted by such holder. Instead, such holder will be treated as if such holder were the record owner of the shares of our common stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

          Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities.

          As used in this section, "ex-dividend date" means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market, and "effective date" means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

          As used in this section, "record date" means, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock have the right to receive any cash, securities or other property or in which common stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or a duly authorized committee thereof, statute, contract or otherwise).

          The "last reported sale price" of our common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is traded. If our common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the "last reported sale price" will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If our common stock is not so quoted, the "last reported sale price" will be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

          "Trading day" means a day on which (i) trading in our common stock generally occurs on The New York Stock Exchange or, if our common stock is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded, and (ii) a last reported sale price for our common stock is available on such securities exchange or market. If our common stock is not so listed or traded, "trading day" means a "business day."

          We are permitted to increase the conversion rate of the notes from time to time by any amount for a period of at least 20 business days if our board of directors or a committee thereof determines that such increase would be in our best interest. We may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

          A holder may, in some circumstances, including a distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see "U.S. Federal Income Tax Considerations."

          To the extent that we have a rights plan in effect upon conversion of the notes into common stock, you will receive, in addition to any shares of common stock received in connection with such conversion, the rights under the rights plan, unless prior to any conversion, the rights have separated from the common stock, in which case, and only in such case, the conversion rate will be adjusted at the time of separation as if we distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

          Notwithstanding any of the foregoing, the conversion rate will not be adjusted:

  •
  upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

  •
  upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

  •
  upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

  •
  for a change in the par value of the common stock; or

  •
  for accrued and unpaid interest, if any.

          Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of a share.

  Recapitalizations, Reclassifications and Changes of Our Common Stock

          In the case of:

  •
  any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination or a change in the par value of the common stock),

  •
  any consolidation, merger or combination involving us,

  •
  any sale, lease or other transfer to a third party of the consolidated assets of ours and our subsidiaries substantially as an entirety, or

  •
  any statutory share exchange,

in each case, as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a "share exchange event"), then we or the successor or purchasing company, as the case may be, will execute with the trustee a supplemental indenture providing that, at and after the effective time of the transaction, the right to convert each $1,000 principal amount of notes will be changed into a right to convert such principal amount of notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of common stock equal to the conversion rate immediately prior to such transaction would have owned or been entitled to receive (the "reference property") upon such transaction. However, at and after the effective time of the transaction, (i) we will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of notes, as set forth under "— Settlement Upon Conversion" and (ii)(x) any amount payable in cash upon conversion of the notes as set forth under "— Settlement Upon Conversion" will continue to be payable in cash, (y) any shares of our common stock that we would have been required to deliver upon conversion of the notes as set forth under "— Settlement Upon Conversion" will instead be deliverable in the amount and type of reference property that a holder of that number of shares of our common stock would have received in such transaction and (z) the daily VWAP will be calculated based on the value of a unit of reference property that a holder of one share of our common stock would have received in such transaction. If the transaction causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the reference property into which the notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election. If the holders receive only cash in such transaction, then for all conversions that occur after the effective date of such transaction (i) the consideration due upon conversion of each $1,000 principal amount of notes shall be solely cash in an amount equal to the conversion rate in effect on the conversion date (as may be increased by any additional shares as described under "— Adjustment to Shares Delivered Upon Conversion Upon a Make-Whole Fundamental Change"), multiplied by the price paid per share of common stock in such transaction and (ii) we will satisfy our conversion obligation by paying cash to converting holders on the third business day immediately following the conversion date. We will notify holders, the trustee and the conversion agent (if other than the trustee) of the weighted average as soon as practicable after such determination is made. We will agree in the indenture not to become a party to any such transaction unless its terms are consistent with the foregoing.

  Adjustments of Prices

          Whenever any provision of the indenture requires us to calculate the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts over a span of multiple days (including an observation period and the "stock price" for purposes of a make-whole fundamental change), our board of directors or a committee thereof will make appropriate adjustments to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date of the event occurs, at any time during the period when the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts are to be calculated.

  Adjustment to Shares Delivered Upon Conversion Upon a Make-Whole Fundamental Change

          If the "effective date" (as defined below) of a "fundamental change" (as defined below and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (2) of the definition thereof, a "make-whole fundamental change") occurs prior to the stated maturity date of the notes and a holder elects to convert its notes in connection with such make-whole fundamental change, we will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional shares of common stock (the "additional shares"), as described below. A conversion of notes will be deemed for these purposes to be "in connection with" such make-whole fundamental change if the notice of conversion of the notes is received by the conversion agent from, and including, the effective date of the make-whole fundamental change up to, and including, 5:00 p.m., New York City time, on the business day immediately prior to the related fundamental change repurchase date (or, in the case of a make-whole fundamental change that would have been a fundamental change but for the proviso in clause (2) of the definition thereof, the 35th trading day immediately following the effective date of such make-whole fundamental change). For the avoidance of doubt, we will not increase the conversion rate pursuant to the provisions of this section on account of an anticipated fundamental change that does not occur.

          Upon surrender of notes for conversion in connection with a make-whole fundamental change, we will, at our option, satisfy our conversion obligation by physical settlement, cash settlement or combination settlement, as described under "— Conversion Rights — Settlement Upon Conversion," based on the conversion rate as increased to reflect the additional shares pursuant to the table set forth below. However, if the consideration for our common stock in any make-whole fundamental change described in clause (2) of the definition of fundamental change is composed entirely of cash, for any conversion of notes following the effective date of such make-whole fundamental change, the conversion obligation will be calculated based solely on the "stock price" (as defined below) for the transaction and will be deemed to be an amount of cash per $1,000 principal amount of converted notes equal to the conversion rate (including any adjustment as described in this section), multiplied by such stock price. In such event, the conversion obligation will be determined and paid to holders in cash on the third business day following the conversion date. We will notify holders and the trustee of the effective date of any make-whole fundamental change and issue a press release announcing such effective date no later than five business days after such effective date.

          The number of additional shares, if any, by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which the make-whole fundamental change occurs or becomes effective (the "effective date") and the price (the "stock price") paid (or deemed to be paid) per share of our common stock in the make-whole fundamental change. If the holders of our common stock receive in exchange for their common stock only cash in a make-whole fundamental change described in clause (2) of the definition of fundamental change, the stock price shall be the cash amount paid per share. Otherwise, the stock price shall be the average of the last reported sale prices of our common stock over the five trading-day period ending on, and including, the trading day immediately preceding the effective date of the make-whole fundamental change.

          The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the conversion rate of the notes is otherwise adjusted. The adjusted stock prices will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner and at the same time as the conversion rate as set forth under "— Conversion Rate Adjustments."

          The following table sets forth the number of additional shares to be received per $1,000 principal amount of notes for each stock price and effective date set forth below:

	Stock Price
Effective Date	$18.45	$19.00	$20.00	$21.50	$23.06	$26.00	$30.00	$37.50	$45.00	$60.00	$75.00	$100.00	$125.00
May 13, 2014	10.8401	10.8401	10.8401	9.4853	8.1922	6.3551	4.6344	2.6710	1.6240	0.7046	0.3327	0.0619	0.0000
May 15, 2015	10.8401	10.8401	10.0642	8.5806	7.3321	5.5929	4.0021	2.2395	1.3324	0.5782	0.2730	0.0451	0.0000
May 15, 2016	10.8401	10.3178	9.1373	7.6764	6.4704	4.7954	3.3314	1.7821	1.0245	0.4462	0.2090	0.0267	0.0000
May 15, 2017	10.8401	9.5427	8.3376	6.8498	5.6302	4.0074	2.6316	1.2960	0.7021	0.3102	0.1425	0.0084	0.0000
May 15, 2018	10.8401	8.9541	7.6482	6.0520	4.7658	3.0892	1.7927	0.7049	0.3482	0.1609	0.0700	0.0000	0.0000
May 15, 2019	10.8401	8.8519	7.3909	5.5465	3.9970	1.8681	0.0197	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
May 15, 2020	10.8401	9.1596	7.6409	5.6946	4.0895	1.8784	0.0202	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
May 15, 2021	10.8401	9.5667	7.9553	5.9185	4.2073	1.9042	0.0235	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
May 15, 2022	10.8401	9.9111	8.2258	6.0875	4.3160	1.9226	0.0258	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
May 15, 2023	10.8401	9.9077	8.1021	5.8797	4.0754	1.7238	0.0139	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
May 15, 2024	10.8401	9.2711	6.6396	3.1512	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

          The exact stock prices and effective dates may not be set forth in the table above, in which case:

  •
  If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates as applicable, based on a 365-day year.

  •
  If the stock price is greater than $125.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

  •
  If the stock price is less than $18.45 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

          Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of notes exceed 54.2005 shares of our common stock, subject to adjustment in the same manner as the conversion rate as set forth under "— Conversion Rate Adjustments."

          For the avoidance of doubt, if you convert your notes prior to the effective date of any make-whole fundamental change, then, whether or not the make-whole fundamental change occurs, you will not be entitled to an increased conversion rate in connection with such conversion.

          Our obligation to satisfy the additional shares requirement could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Fundamental Change Permits Holders to Require Us to Repurchase Notes

          If a "fundamental change" (as defined below in this section) occurs at any time, holders will have the right, at their option, to require us to repurchase for cash all of their notes, or any portion of the principal thereof that is equal to $1,000 or a multiple of $1,000. The fundamental change repurchase date will be a date specified by us that is not less than 30 business days or more than 45 business days following the date of our fundamental change notice as described below.

          The fundamental change repurchase price we are required to pay will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date (unless the fundamental change repurchase date falls after a regular record date but on or prior to the interest payment date to which such regular record date relates, in which case we will instead pay the full amount of accrued and unpaid interest to the holder of record on such regular record date, and the fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased).

          A "fundamental change" will be deemed to have occurred after the notes are originally issued if and at the time any of the following occurs:

            (1)     any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not applicable), other than us, any of our majority-owned subsidiaries, any of our or our majority-owned subsidiaries' employee benefit plans or the permitted holders (as defined below), becoming the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of capital stock then outstanding entitled to vote generally in elections of our directors, or the permitted holders becoming the "beneficial owners," directly or indirectly, of more than 66 2/3% of the total voting power in the aggregate of all classes of capital stock then outstanding entitled to vote generally in elections of our directors;

            (2)     the consummation of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of us pursuant to which our common stock will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our subsidiaries; provided, however, that a transaction described in clause (A) or (B) in which the holders of all classes of our common equity immediately prior to such transaction own, directly or indirectly, common stock listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) representing more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a fundamental change pursuant to this clause (2);

            (3)     our common stock (or other common stock underlying the notes) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors); or

            (4)     our stockholders approve any plan or proposal for the liquidation or dissolution of us.

          The "permitted holders" means any two or more of: the funds affiliated with First Reserve Corporation, Goldman, Sachs & Co., Riverstone Holdings LLC and The Carlyle Group, and KERN Partners Ltd. and certain limited partners in such funds affiliated with KERN Partners Ltd., which control a majority of the voting power of our outstanding common stock.

          A transaction or transactions described in clause (2) above will not constitute a fundamental change, however, if 90% or more of the consideration received or to be received by our common stockholders, excluding cash payments for fractional shares, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the notes become convertible into such consideration, excluding cash payments for fractional shares (subject to the provisions set forth above under "— Conversion Rights — Settlement Upon Conversion").

          On or before the 30th day after the occurrence of a fundamental change, we will provide to all holders of the notes and the trustee and paying agent a notice of the occurrence of the fundamental change and of the resulting repurchase right. Such notice shall state, among other things:

  •
  the events causing a fundamental change;

  •
  the date of the fundamental change;

  •
  the last date on which a holder may exercise the repurchase right;

  •
  the fundamental change repurchase price;

  •
  the fundamental change repurchase date;

  •
  the name and address of the paying agent and the conversion agent, if applicable;

  •
  if applicable, the conversion rate and any adjustments to the conversion rate;

  •
  if applicable, that the notes with respect to which a fundamental change repurchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change repurchase notice in accordance with the terms of the indenture; and

  •
  the procedures that holders must follow to require us to repurchase their notes.

          Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time.

          To exercise the fundamental change repurchase right, you must deliver, on or before 5:00 p.m., New York City time, on the business day immediately preceding the fundamental change repurchase date, the notes to be repurchased, duly endorsed for transfer, together with a written repurchase notice, to the paying agent. Each repurchase notice must state:

  •
  if certificated, the certificate numbers of your notes to be delivered for repurchase or if not certificated, the notice must comply with appropriate DTC procedures;

  •
  the portion of the principal amount of notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

  •
  that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.

          Holders may withdraw any repurchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to 5:00 p.m., New York City time, on the business day immediately preceding the fundamental change repurchase date. The notice of withdrawal shall state:

  •
  the principal amount of the withdrawn notes;

  •
  if certificated notes have been issued, the certificate numbers of the withdrawn notes or, if not certificated and the notes are in global form, the notice must comply and be delivered in accordance with appropriate DTC procedures; and

  •
  the principal amount, if any, which remains subject to the repurchase notice.

          We will be required to repurchase the notes on the fundamental change repurchase date. Holders who have exercised the repurchase right will receive payment of the fundamental change repurchase price on the later of (i) the fundamental change repurchase date and (ii) the time of book-entry transfer or the delivery of the notes. If the paying agent holds money sufficient to pay the fundamental change repurchase price of the notes on the fundamental change repurchase date, then, with respect to the notes that have been properly surrendered for repurchase and not validly withdrawn:

  •
  the notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the notes are delivered to the paying agent); and

  •
  all other rights of the holder will terminate (other than the right to receive the fundamental change repurchase price).

          In connection with any repurchase offer pursuant to a fundamental change repurchase notice, we will, if required:

  •
  comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable;

  •
  file a Schedule TO or any other required schedule under the Exchange Act; and

  •
  otherwise comply with all federal and state securities laws in connection with any offer by us to repurchase the notes,

in each case, so as to permit the rights and obligations under this "— Fundamental Change Permits Holders to Require Us to Repurchase Notes" to be exercised in the time and in the manner specified in the indenture.

          No notes may be repurchased on any date at the option of holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by us in the payment of the fundamental change repurchase price with respect to such notes).

          The repurchase rights of the holders could discourage a potential acquirer of us. The fundamental change repurchase feature, however, is not the result of management's knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

          The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

          The definition of fundamental change includes a phrase relating to the sale, lease or other transfer of "all or substantially all" of our consolidated assets. There is no precise, established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of the notes to require us to repurchase its notes as a result of the sale, lease or other transfer of less than all of our assets may be uncertain.

          We will not be required to repurchase any notes in respect of which the fundamental change repurchase right has been exercised and in respect of which the relevant repurchase notice has not been withdrawn if a third party purchases such notes on the fundamental change repurchase date in the manner and otherwise in compliance with the requirements set forth in the indenture applicable to the repurchase of notes upon a fundamental change.

          If a fundamental change were to occur, we may not have enough funds to pay the fundamental change repurchase price. Our ability to repurchase the notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. See "Risk Factors — Risks Related to the Notes — We may not have the ability to raise the funds necessary to settle conversions of the notes or to repurchase the notes upon a fundamental change, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the notes." If we fail to repurchase the notes when required following a fundamental change, we will be in default under the indenture. In addition, we may in the future incur other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specific dates.

Consolidation, Merger and Sale of Assets

          The indenture will provide that we shall not consolidate with or merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our properties and assets to, any person, unless (x) either (i) we will be the continuing person or (ii) the resulting, surviving or transferee person (if not us) is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such corporation (if not us) expressly assumes by supplemental indenture all of our obligations under the notes and the indenture; and (y) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture. Upon any such consolidation, merger or sale, conveyance, transfer, lease, or other disposition, the resulting, surviving or transferee person (if not us) shall succeed to, and may exercise, every right and power of ours under the indenture, and we shall be discharged from our obligations under the notes and the indenture except in the case of any such lease.

          Although these types of transactions will be permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to repurchase the notes of such holder as described above.

Events of Default

          Each of the following will constitute an event of default under the indenture with respect to the notes:

            (1)     default in any payment of interest on any note when due and payable and the default continues for a period of 30 days;

            (2)     default in the payment of principal of any note when due and payable at its stated maturity, upon redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

            (3)     our failure to comply with our obligation to convert the notes in accordance with the indenture upon exercise of a holder's conversion right and the failure continues for a period of five business days;

            (4)     our failure to give a fundamental change notice as described under "— Fundamental Change Permits Holders to Require Us to Repurchase Notes" when due;

            (5)     our failure to comply with our obligations under "— Consolidation, Merger and Sale of Assets";

            (6)     our failure for 30 days after written notice from the trustee or the holders of at least 25% in principal amount of the notes then outstanding to us and the trustee has been received to comply with any of our other agreements contained in the notes or indenture;

            (7)     default by us or any of our subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $25.0 million (or the foreign currency equivalent thereof) in the aggregate of us and/or any such subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon redemption or upon declaration of acceleration, in each case after giving effect to any applicable grace period and if such indebtedness has not been discharged or such acceleration or required repurchase has not been rescinded or annulled within 30 days, as applicable; or

            (8)     certain events of bankruptcy, insolvency, or reorganization of us or any of our significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X.

          If an event of default occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in principal amount of the outstanding notes by notice to us and the trustee, may declare 100% of the principal of and accrued and unpaid interest, if any, on all the notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization, involving us, 100% of the principal of and accrued and unpaid interest on the notes will automatically become due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will automatically be due and payable immediately.

          Notwithstanding the foregoing, the indenture will provide that, to the extent we elect, the sole remedy for an event of default relating to (i) our failure to file with the trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) our failure to comply with our obligations as set forth under "— Reports" below, will after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the notes at a rate equal to:

  •
  0.25% per annum of the principal amount of the notes outstanding for each day during the 90-day period beginning on, and including, the date on which such event of default first occurs and on which such event of default is continuing; and

  •
  0.50% per annum of the principal amount of the notes outstanding for each day during the 90-day period beginning on, and including, the 91st day following, and including, the date on which such event of default first occurs and on which such event of default is continuing.

          If we so elect, such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the notes. On the 181st day after such event of default first occurs (if the event of default relating to the reporting obligations is not cured or waived prior to such 181st day), the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default. In the event we do not elect to pay the additional interest following an event of default in accordance with this paragraph or we elected to make such payment but do not pay the additional interest when due, the notes will be immediately subject to acceleration as provided above.

          In order to elect to pay the additional interest as the sole remedy during the first 180 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the two immediately preceding paragraphs, we must notify all holders of notes, the trustee and the paying agent of such election prior to the beginning of such 180-day period. Upon our failure to timely give such notice, the notes will be immediately subject to acceleration as provided above.

          If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

          The holders of a majority in principal amount of the outstanding notes may waive all past defaults (except with respect to nonpayment of principal or interest or with respect to the failure to deliver the consideration due upon conversion) and rescind any such acceleration with respect to the notes and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction; (ii) all existing events of default, other than the nonpayment of the principal of and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived; and (iii) all amounts owing to the trustee have been paid.

          Each holder shall have the right to receive payment or delivery, as the case may be, of:

  •
  the principal (including the redemption price or fundamental change repurchase price, if applicable) of;

  •
  accrued and unpaid interest, if any, on; and

  •
  the consideration due upon conversion of,

its notes, on or after the respective due dates expressed or provided for in the indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, and such right to receive such payment or delivery, as the case may be, on or after such respective dates shall not be impaired or affected without the consent of such holder.

          Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no holder may pursue any remedy with respect to the indenture or the notes unless:

            (1)     such holder has previously given the trustee notice that an event of default is continuing;

            (2)     holders of at least 25% in principal amount of the outstanding notes have requested the trustee to pursue the remedy;

            (3)     such holders have offered the trustee security or indemnity reasonably satisfactory to it against any cost, liability or expense;

            (4)     the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

            (5)     the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

          Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee.

          The indenture will provide that in the event an event of default has occurred and is continuing, the trustee will be permitted to exercise the rights and powers vested in it by the indenture and shall use the degree of care that a prudent person would use under the circumstances in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder (it being understood that the trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such other holders) or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

          The indenture will provide that if a default occurs and is continuing and is known to the trustee, the trustee must deliver to each holder notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal (including the fundamental change repurchase price) of or interest on any note or a default in the payment or delivery of the consideration due upon conversion, the trustee may withhold notice if and so long as a committee of trust officers of the trustee in good faith determines that withholding notice is in the interests of the holders. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year. We are also required to deliver to the trustee, within 30 days after becoming aware of any default or event of default, its status and what action we are taking or propose to take in respect thereof.

          Payments of the redemption price, the fundamental change repurchase price, principal and interest that are not made when due will accrue interest per annum at the then-applicable interest rate plus one percent from the required payment date.

Modification and Amendment

          (A)    Subject to certain exceptions, the indenture or the notes may be amended with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, notes). However, without the consent of each holder of an outstanding note affected, no amendment may, among other things:

            (1)     reduce the amount of notes whose holders must consent to an amendment;

            (2)     reduce the rate of or change the stated time for payment of interest on any note;

            (3)     reduce the principal of or change the stated maturity of any note;

            (4)     make any change that adversely affects the conversion rights of any note;

            (5)     reduce the fundamental change repurchase price or redemption price of any note or amend or modify in any manner adverse to the holders of notes our obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

            (6)     make any note payable in money other than that stated in the note;

            (7)     change the ranking of the notes;

            (8)     impair the right of any holder to receive payment of principal and interest on such holder's notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's notes; or

            (9)     make any change in the amendment provisions that require each holder's consent or in the waiver provisions.

          (B)    Without the consent of any holder, we and the trustee may amend the indenture to:

            (1)     cure any ambiguity, omission, defect or inconsistency that does not materially and adversely affect holders of the notes;

            (2)     provide for the assumption by a successor corporation of our obligations under the indenture;

            (3)     provide for or confirm the issuance of additional notes in accordance with the terms of the indenture;

            (4)     evidence and provide for the acceptance of appointment under the indenture by a successor trustee and to add to or change any provision of the indenture to facilitate the administration of the trusts by more than one trustee;

            (5)     to establish the form or terms of additional notes;

            (6)     add guarantees with respect to the notes;

            (7)     secure the notes;

            (8)     add to our covenants or events of default for the benefit of the holders or surrender any right or power conferred upon us;

            (9)     make any change that does not materially and adversely affect the rights of any holder;

            (10)   comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act; or

            (11)   subject to the provisions of subsection (A) of this section, conform the provisions of the indenture to the "Description of Notes" section in this preliminary prospectus supplement, as supplemented by the related pricing term sheet.

          Holders do not need to approve the particular form of any proposed amendment. It will be sufficient if such holders approve the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Discharge

          We may satisfy and discharge our obligations under the indenture by delivering to the securities registrar for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at maturity, at any redemption date, at any fundamental change repurchase date, upon conversion or otherwise, cash or cash and/or shares of common stock, solely to satisfy outstanding conversions, as applicable, sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture. For the avoidance of doubt, the defeasance provisions of the base indenture shall not apply to the notes.

Calculations in Respect of Notes

          We will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the last reported sale prices of our common stock, the redemption price, accrued interest payable on the notes and the conversion rate, daily VWAP, daily settlement amounts and conversion values of the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and the conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.

Reports

          The indenture will provide that any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act must be filed by us with the trustee within

15 days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Documents or reports filed by us with the SEC via the EDGAR system (or any successor system) will be deemed to be filed with the trustee as of the time such documents are filed via EDGAR (or any successor system).

Trustee

          Wells Fargo Bank, National Association is the trustee, security registrar, paying agent, bid solicitation agent and conversion agent. Wells Fargo Bank, National Association in each of its capacities, including without limitation as trustee, security registrar, paying agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

          We maintain banking relationships in the ordinary course of business with the trustee and its affiliates.

Governing Law; Waiver of Trial by Jury

          The indenture will provide that it and the notes, and any claim, controversy or dispute arising under or related to the indenture or the notes, will be governed by and construed in accordance with the laws of the State of New York. The indenture will provide that we and the trustee, and each holder of a note by its acceptance thereof, irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the notes or any transaction contemplated thereby.

Book-Entry, Settlement and Clearance

  The Global Notes

          The notes will be initially issued in the form of one or more registered notes in global form, without interest coupons (the "global notes"). Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

          Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC ("DTC participants") or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

  •
  upon deposit of a global note with DTC's custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

  •
  ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

          Beneficial interests in global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

  Book-Entry Procedures for the Global Notes

          All interests in the global notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. We and the underwriters are not, and the trustee is not, responsible for those operations or procedures.

          DTC has advised us that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a "banking organization" within the meaning of the New York State Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the Uniform Commercial Code; and

  •
  a "clearing agency" registered under Section 17A of the Exchange Act.

          DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

          So long as DTC's nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

  •
  will not be entitled to have notes represented by the global note registered in their names;

  •
  will not receive or be entitled to receive physical, certificated notes; and

  •
  will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

          As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

          Payments of principal and interest with respect to the notes represented by a global note will be made by the trustee to DTC's nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

          Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

          Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds.

  Certificated Notes

          Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

  •
  DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

  •
  DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or

  •
  an event of default with respect to the notes has occurred and is continuing and such beneficial owner requests that its notes be issued in physical, certificated form.

DESCRIPTION OF CAPITAL STOCK

          The following description of our capital stock is based upon our certificate of incorporation, our bylaws and applicable provisions of law. We have summarized certain portions of the certificate of incorporation and bylaws below. The summary is not complete. The certificate of incorporation and bylaws are incorporated by reference in this prospectus supplement and the accompanying prospectus and have been filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2009 and our Registration Statement on Form 8-A dated December 11, 2009, respectively. You should read the certificate of incorporation and bylaws for the provisions that are important to you.

          We are authorized to issue 2,000,000,000 shares of common stock, $0.01 par value per share, and 200,000,000 shares of preferred stock, $0.01 par value per share. As of March 31, 2014 we had 412,478,706 shares of common stock outstanding held of record by approximately 180 stockholders and no shares of preferred stock outstanding.

  Common Stock

          Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and non-assessable, and any shares of common stock to be issued upon conversion of the notes will be fully paid and non-assessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

  Preferred Stock

          The preferred stock, if issued, would have priority over the common stock with respect to dividends and other distributions, including the distribution of our assets upon liquidation. Our board of directors has the authority, without further stockholder authorization, to issue from time to time shares of preferred stock in one or more series and to fix the terms, limitations, relative rights and preferences and variations of each series. The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could decrease the amount of earnings and assets available for distribution to the holders of common stock, could adversely affect the rights and powers, including voting rights, of the common stock, and could have the effect of delaying, deterring or preventing a change in control of us or an unsolicited acquisition proposal.

Certain Provisions of Our Certificate of Incorporation and By-laws

          Provisions of our certificate of incorporation and by-laws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

          Among other things, our certificate of incorporation and by-laws:

  •
  permit our board of directors to issue up to 200,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;

  •
  provide that, subject to the terms of any series of preferred stock, the authorized number of directors may be changed only by resolution of the board of directors;

  •
  provide that, subject to the terms of any series of preferred stock, all vacancies, including newly created directorships, may, except as otherwise required by-law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

  •
  provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock;

  •
  provide for our board of directors to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three-year terms, other than directors which may be elected by holders of preferred stock, if any;

  •
  provide that directors may be removed only for cause and only by the affirmative vote of holders of a majority of the combined voting power of our then outstanding stock;

  •
  provide that special meetings of our stockholders may only be called by the board of directors or the chairman of the board;

  •
  provide that we renounce any interest in the business opportunities of our former financial sponsors and of our directors who are affiliated with our former financial sponsors, other than directors employed by us, and that neither our directors affiliated with our former financial sponsors, other than directors employed by us, nor our former financial sponsors have any obligation to offer us those opportunities;

  •
  eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the Delaware General Corporation Laws (the "DGCL") and indemnify our directors and officers to the fullest extent permitted by Section 145 of the DGCL;

  •
  provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder's notice;

  •
  do not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose; and

  •
  provide that our by-laws can be amended or repealed at any regular or special meeting of stockholders or by the board of directors.

  Opt-Out of Section 203 of the DGCL

          We have expressly elected not to be governed by the "business combination" provisions of Section 203 of the DGCL. At any time after our former financial sponsors no longer beneficially own at least 25% of the outstanding shares of our common stock, such election shall be automatically withdrawn and we will thereafter be governed by the "Business Combination" provisions of Section 203 of the DGCL. Section 203 prohibits a person who acquires more than 15% but less than 85% of all classes of our outstanding voting stock without the approval of our board of directors from merging or combining with us for a period of three years, unless the merger or combination is approved by a two-thirds vote of the shares not owned by such person. These provisions would apply even if the proposed merger or acquisition could be considered beneficial by some stockholders.

Transfer Agent and Registrar

          The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Listing

          Our common stock is listed on the NYSE under the symbol "CIE."

 U.S. FEDERAL INCOME TAX CONSIDERATIONS

          The following are the material U.S. federal income tax consequences of owning, converting and disposing of the notes and shares of our common stock into which the notes are converted. This discussion applies only to notes that you purchase in this offering at the "issue price," which is the first price at which a substantial amount of the notes is sold to the public, and hold as capital assets for U.S. federal income tax purposes.

          This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including alternative minimum tax and Medicare contribution tax consequences and differing tax consequences applicable to you if you are, for instance:

  •
  a financial institution;

  •
  a regulated investment company;

  •
  a dealer or trader in securities subject to a mark-to-market method of tax accounting with respect to the notes or shares of our common stock;

  •
  holding notes or shares of our common stock as part of a "straddle" or integrated transaction;

  •
  a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

  •
  a partnership for U.S. federal income tax purposes; or

  •
  a tax-exempt entity.

          If you are a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners will generally depend on the status of the partners and your activities.

          This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the "Code"), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein. This summary does not address any U.S. federal tax consequences other than income tax consequences. If you are considering the purchase of notes, you should consult your tax adviser with regard to the application of the U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Tax Consequences to U.S. Holders

          You are a U.S. Holder if for U.S. federal income tax purposes you are a beneficial owner of a note or shares of our common stock that is:

  •
  a citizen or individual resident of the United States;

  •
  a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

  •
  an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

  The Notes

  Payments of Interest

          Stated interest paid on a note will be taxable to you as ordinary interest income at the time it accrues or is received, in accordance with your method of accounting for U.S. federal income tax purposes.

  Additional Interest

          We may elect to pay additional interest under certain circumstances described more fully above under "Description of Notes — Events of Default." Although the issue is not free from doubt, we intend to take the position that the possibility of payments of additional interest does not result in the notes being treated as contingent payment debt instruments under the applicable Treasury Regulations. Therefore, if we become obligated to pay additional interest, we intend to take the position that such amounts would be treated as ordinary interest income and taxed as described under "— Payments of Interest" above. Our position is not binding on the Internal Revenue Service ("IRS"). If the IRS takes a contrary position from that described above, a U.S. Holder may be required to accrue interest income based upon a "comparable yield," regardless of the holder's method of accounting. Such yield would be higher than the stated coupon on the notes. In addition, any gain on the sale, exchange, redemption or other taxable disposition of the notes (including any gain realized on the conversion of a note) would be recharacterized as ordinary income. U.S. Holders should consult their tax advisers regarding the tax consequences of the notes being treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.

  Sale or Other Taxable Disposition of the Notes

          Upon the sale or other taxable disposition (including a repurchase or redemption) of a note, you will recognize taxable gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and your tax basis in the note. Your tax basis in a note will generally equal the cost of your note. For these purposes, the amount realized does not include any amount attributable to accrued interest, which is treated as described above under "— Payments of Interest."

          Gain or loss realized on the sale or other taxable disposition of a note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the sale or other taxable disposition the note has been held for more than one year. Long-term capital gains recognized by non-corporate U.S. Holders are subject to reduced tax rates under current law. The deductibility of capital losses is subject to limitations.

  Conversion into Shares of our Common Stock

          The conversion of a note solely into shares of our common stock and cash in lieu of a fractional share of our common stock will not be a taxable event, except that (1) your receipt of cash in lieu of a fractional share will result in capital gain or loss (measured by the difference between the cash received in lieu of the fractional share and your tax basis in the fractional share) and (2) the fair market value of the shares of our common stock you receive with respect to accrued interest will be taxed as a payment of interest (as described above under "— Payments of Interest").

          Your tax basis in the shares of our common stock you receive upon a conversion of a note (other than shares of our common stock received with respect to accrued interest, but including any basis allocable to a fractional share) will equal the tax basis of the note that was converted. Your tax basis in the shares of our common stock received with respect to accrued interest will equal the fair market value of the shares you received. Your tax basis in a fractional share will be determined by allocating your tax basis in the shares of our common stock between the shares you receive upon conversion and the fractional share, in accordance with their respective fair market values.

          Your holding period for the shares of our common stock received will include your holding period for the note converted, except that the holding period of any shares of our common stock received with respect to accrued interest will commence on the day after the date of receipt.

  Conversion into Cash

          If you convert a note and receive solely cash, you will recognize gain or loss in the same manner as if you had disposed of the note in a taxable disposition as described under "— Sale or Other Taxable Disposition of the Notes" above.

  Conversion into Shares of our Common Stock and Cash

          If you convert a note and receive a combination of common stock and cash, we intend to take the position (and the following discussion assumes) that the conversion will be treated as a recapitalization for U.S. federal income tax purposes, although the tax treatment is uncertain.

          Assuming such treatment, you will recognize capital gain, but not loss, equal to the excess of the sum of the fair market value of the common stock and cash received (other than amounts attributable to accrued interest, which will be treated as described under "— Payments of Interest" above) over your tax basis in the note, but in no event will the capital gain recognized exceed the amount of cash received (excluding cash attributable to accrued interest or received in lieu of a fractional share).

          In such circumstances, your tax basis in the common stock received upon a conversion of a note (other than common stock received with respect to accrued interest, but including any basis allocable to a fractional share) will equal the tax basis of the note that was converted, reduced by the amount of cash received (excluding cash received in lieu of a fractional share and cash attributable to accrued interest), and increased by the amount of gain, if any, recognized (other than with respect to a fractional share). Your tax basis in the common stock received with respect to accrued interest will equal the fair market value of the stock received.

          The receipt of cash in lieu of a fractional share will result in capital gain or loss (measured by the difference between the cash received in lieu of the fractional share and your tax basis in the fractional share). Your tax basis in a fractional share will be determined in the same manner as described above under "— Conversion into Shares of our Common Stock."

          Any capital gain recognized by you upon conversion will be long-term capital gain if at the time of conversion the notes have been held for more than one year. Long-term capital gains recognized by non-corporate U.S. Holders are subject to reduced tax rates under current law.

          Your holding period for common stock received upon conversion will be determined in the same manner as described above under "— Conversion into Shares of our Common Stock."

          An alternative characterization would treat the cash payment received on conversion as proceeds from a sale of a portion of the note, and would treat the sale portion in the manner described under "— Sale or Other Taxable Disposition of the Notes" above. Under this alternative characterization, you would not recognize gain or loss with respect to our common stock received (other than common stock attributable to accrued interest), and your holding period for such stock would include the period during which you held the notes. In such case, your tax basis in the note would be allocated pro rata between the common stock and cash received, in accordance with their fair market values.

          You should consult your tax adviser regarding the tax treatment of the receipt of cash and common stock for notes upon conversion.

  Constructive Dividends

          We may adjust the conversion rate of the notes in certain circumstances. Under the Code and applicable Treasury Regulations, adjustments that have the effect of increasing your proportionate interest in our assets or earnings and profits may, in some circumstances, result in a deemed distribution to you.

          If we were to make a distribution of cash or property to stockholders (for example, distributions of evidences of indebtedness or assets) and the conversion rate of the notes were increased pursuant to the anti-dilution provisions of the indenture, such increase would be deemed to be a distribution to you. In addition, any other increase in the conversion rate of the notes (including an adjustment to the conversion rate in connection with a make-whole fundamental change) may, depending on the circumstances, be deemed to be a distribution to you.

          In certain circumstances, the failure to make an adjustment of the conversion rate may result in a taxable distribution to holders of shares of our common stock or to holders of the notes, if as a result of such failure the proportionate interest of our stockholders or the holders of the notes (as the case may be) in our assets or earnings and profits is increased.

          Any deemed distribution will be taxed in the same manner as an actual distribution. See "— Common Stock Received Upon Conversion of a Note — Taxation of Distributions" below. However, it is unclear whether such deemed distributions would be eligible for the reduced tax rate applicable to certain dividends paid to non-corporate U.S. Holders or for the dividends-received deduction applicable to certain dividends paid to corporate holders. You should consult your tax adviser as to the tax consequences of receiving constructive dividends.

  Common Stock Received Upon Conversion of a Note

  Taxation of Distributions

          Distributions paid on our shares of our common stock, other than certain pro rata distributions of common shares, will be treated as a dividend to the extent paid out of our current or accumulated earnings and profits and will be includible in your income and taxable as ordinary income when received. If a distribution exceeds our current and accumulated earnings and profits, the excess will be first treated as a tax-free return of your investment, up to your tax basis in your shares of our common stock. Any remaining excess will be treated as a capital gain. If you are a non-corporate U.S. Holder, dividends received by you generally will be eligible to be taxed at reduced rates if you meet certain holding period and other applicable requirements. If you are a corporate U.S. Holder, dividends received by you will be eligible for the dividends-received deduction if you meet certain holding period and other applicable requirements.

  Sale or Other Taxable Disposition of Shares of our Common Stock

          Upon the sale or other taxable disposition of shares of our common stock, you will recognize taxable gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and your tax basis in the shares of our common stock. Gain or loss realized on the sale or other taxable disposition of shares of our common stock will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the sale or other taxable disposition the shares have been held for more than one year. Long-term capital gains recognized by non-corporate U.S. Holders are subject to reduced tax rates under current law. The deductibility of capital losses is subject to limitations.

  Backup Withholding and Information Reporting

          Information returns are required to be filed with the IRS in connection with payments on the notes, dividends (including constructive dividends) on shares of our common stock and proceeds received from a sale or other disposition of the notes or shares of our common stock unless you are an exempt recipient. You may also be subject to backup withholding on these payments unless you provide your taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules or you provide proof of an applicable exemption. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Tax Consequences to Non-U.S. Holders

          You are a Non-U.S. Holder if for U.S. federal income tax purposes you are a beneficial owner of a note or shares of our common stock that is:

  •
  a nonresident alien individual;

  •
  a foreign corporation; or

  •
  a foreign estate or trust.

          You are not a Non-U.S. Holder if you are a nonresident alien individual present in the United States for 183 days or more in the taxable year of disposition, or if you are a former citizen or former resident of the United States, in which case you should consult your tax adviser regarding the U.S. federal income tax consequences of owning or disposing of a note or shares of our common stock.

  Payments on the Notes

          Payments of principal and interest on the notes by us or any paying agent to you will not be subject to U.S. federal income or withholding tax, provided that, in the case of interest:

  •
  you do not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

  •
  you are not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

  •
  you certify on a properly executed IRS Form W-8BEN, W-8BEN-E (or applicable successor form) under penalties of perjury, that you are not a United States person; and

  •
  the interest is not effectively connected with your conduct of a trade or business in the United States as described below under "— Effectively Connected Income."

          If you cannot satisfy one of the first three requirements described above and interest on the notes is not effectively connected with your conduct of a trade or business in the United States as described below under "— Effectively Connected Income," payments of interest on the notes will be subject to withholding tax at a rate of 30%, subject to reduction under an applicable treaty.

  Sale or Other Taxable Disposition of Notes or Shares of our Common Stock

          Subject to the discussion below under "— FATCA Legislation," you generally will not be subject to U.S. federal income or withholding tax on gain realized on a sale, redemption or other taxable disposition of notes or shares of our common stock, unless:

  •
  the gain is effectively connected with your conduct of a trade or business in the United States as described below under "— Effectively Connected Income;" or

  •
  we are or have been a U.S. real property holding corporation, as defined in the Code, at any time within the five-year period preceding the disposition or your holding period, whichever period is shorter, and one of the circumstances described below applies to you.

          Generally, a corporation is a U.S. real property holding corporation if the fair market value of its "U.S. real property interests," as defined in the Code and applicable Treasury Regulations, equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. Our assets consist primarily of interests in U.S. oil and gas properties (which constitute U.S. real property interests for purposes of determining whether we are a U.S. real property holding corporation) and interests in non-U.S. oil and gas properties, the relative values of which at any time may be uncertain and may fluctuate significantly over time. As a result, we may be, now or at any time while you own the notes or our common stock, a U.S. real property holding corporation.

          Our common stock is currently listed on the NYSE and we believe that, for as long as we continue to be so listed, our common stock will be treated as regularly traded on an established securities market. If we are or become a U.S. real property holding corporation, and if our common stock continues to be regularly traded on an established securities market:

  •
  with respect to a disposition of our common stock, if you have owned, or are deemed to have owned, at any time within the shorter of the five-year period preceding the disposition of our common stock or your holding period, more than 5% of our common stock, you generally would be subject to U.S. federal income tax on any gain from the disposition;

  •
  with respect to a disposition of notes:

  •
  if the notes are regularly traded on an established securities market at the time of the disposition and you have owned, or are deemed to have owned, at any time within the shorter of the five-year period preceding the disposition of the notes or your holding period, more than 5% of the notes outstanding, you generally would be subject to U.S. federal income tax on any gain from the disposition;

  •
  if the notes are not regularly traded on an established securities market at the time of the disposition, you generally would be subject to U.S. federal income tax on the gain from the disposition and the transferee of the notes generally would be required to withhold 10% of the gross proceeds payable to you if on the date you acquired the notes they had a fair market value greater than 5% of the fair market value of our common stock outstanding. For this purpose, if you subsequently acquire additional notes, then such notes shall be aggregated and valued as of the date of the subsequent acquisition in order to apply the 5% limitation.

If the gain from any disposition is subject to tax as described above, it will be taxed as if you were a U.S. resident and you would be required to file a U.S. tax return with respect to such gain.

          If we are or become a U.S. real property holding corporation, and if our common stock ceased to be regularly traded on an established securities market, you generally would be subject to U.S. federal income tax on any gain from the disposition of the notes or our common stock, and transferees of the notes or our common stock would generally be required to withhold 10% of the gross proceeds payable to you. The gain from the disposition would be subject to regular U.S. income tax as if you were a U.S. resident, and you would be required to file a U.S. tax return with respect to such gain.

          Amounts received on a sale, redemption or other taxable disposition of notes that are attributable to accrued interest will be treated as described above under "— Payments on the Notes."

  Conversion

          The conversion of a note solely into shares of our common stock and cash in lieu of a fractional share of our common stock generally will not be a taxable event, except that (1) your receipt of cash in lieu of a fractional share will be treated as a sale or other taxable disposition of such fractional share as described above under "— Sale or Other Taxable Disposition of Notes or Shares of our Common Stock" and (2) the fair market value of the shares of our common stock you receive with respect to accrued interest will be treated as a payment of interest as described above under "— Payments on the Notes."

          Notwithstanding these general rules, if the notes, but not the shares of our common stock into which the notes are convertible, are subject to the special rules governing "U.S. real property interests" as described above under "— Sale or Other Taxable Disposition of Notes or Shares of our Common Stock" (which, assuming our common stock continues to be listed on the NYSE, would only arise if you own notes in amounts exceeding certain thresholds described therein), the conversion of the notes solely into shares of our common stock would be a taxable event and you would be subject to U.S. tax in the same manner as described in that section. If both the notes and shares of our common stock into which the notes are convertible are subject to the special rules governing "U.S. real property interests" as described above, then, although the conversion of the notes solely into shares of our common stock generally would not be taxable, you may be required to file an income tax return for the taxable year of the conversion and satisfy certain procedural requirements in accordance with the applicable Treasury Regulations.

          If you convert a note and receive only cash or a combination of common stock and cash, all or a part of the transaction may be treated as a sale or other taxable disposition of the notes as described under "— Sale or Other Taxable Disposition of Notes or Shares of our Common Stock."

  Dividends

          As discussed above under "Dividend Policy," we do not anticipate paying cash dividends on our common stock in the foreseeable future. In the event that we do pay dividends, dividends (including deemed dividends on the notes described above under "— Tax Consequences to U.S. Holders — The Notes — Constructive Dividends") paid to you generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty, subject to the discussion below under "— Effectively Connected Income." In the case of any constructive dividend, it is possible that the U.S. federal tax on the constructive dividend would be withheld from interest, shares of our common stock or proceeds of a disposition of the notes or our common stock subsequently paid or credited to you. If you are subject to withholding tax under such circumstances, you should consult your own tax adviser as to whether you can obtain a refund for all or a portion of the withholding tax.

          In order to obtain a reduced rate of withholding, you will be required to provide a properly executed IRS Form W-8BEN, W-8BEN-E (or applicable successor form) certifying your entitlement to benefits under a treaty.

  Effectively Connected Income

          If interest, dividends (including constructive dividends) or gain on a disposition of notes or shares of our common stock is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by you), you will generally be taxed in the same manner as a U.S. Holder with respect to such effectively connected amounts (see "Tax Consequences to U.S. Holders" above). In this case, you will be exempt from the withholding tax on interest and dividends discussed above, although you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. You are urged to consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of notes and shares of our common stock, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if you are a corporation.

  Backup Withholding and Information Reporting

          Information returns are required to be filed with the IRS in connection with payments of interest on the notes and dividends (including constructive dividends) on the shares of our common stock. Unless you comply with certification procedures to establish that you are not a United States person, information returns may also be filed with the IRS in connection with the proceeds from a sale or other disposition of the notes or shares of our common stock. You may be subject to backup withholding on payments on the notes or shares of our common stock or on the proceeds from a sale or other disposition of the notes or shares of our common stock unless you comply with certification procedures to establish that you are not a United States person or otherwise establish an exemption. Compliance with the certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is timely furnished to the IRS.

FATCA Legislation

          Provisions commonly referred to as "FATCA" will impose withholding of 30% on payments of dividends on (currently scheduled to begin on July 1, 2014), and sales or redemption proceeds from dispositions of (currently scheduled to begin in 2017), U.S. common stock to "foreign financial institutions" (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of certain interests in or accounts with those entities) have been satisfied. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. If any withholding is imposed, a beneficial owner of shares of our common stock that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld in excess of otherwise applicable withholding tax by filing a U.S. federal income tax return, which may entail significant administrative burden. A beneficial owner that is a foreign financial institution, but not a "participating foreign financial institution" (as defined under FATCA) will be able to obtain a refund only to the extent an applicable income tax treaty in the United States entitles such beneficial owner to an exemption from, or reduced rate of, tax on the payment that was subject to withholding under FATCA. You should consult your tax adviser regarding the implications of FATCA in the event you receive our common stock upon conversion of the notes.

UNDERWRITING

          We have entered into an underwriting agreement with Goldman, Sachs & Co. and RBC Capital Markets, LLC, as representatives of the several underwriters named below. Under the terms and subject to the conditions contained in the underwriting agreement, we have agreed to sell to each underwriter named below, and each underwriter has, severally and not jointly, agreed to purchase from us, the principal amount of notes set forth opposite that underwriter's name:

Underwriter	Principal Amount of Notes
Goldman, Sachs & Co.	$449,777,778
RBC Capital Markets, LLC	449,777,778
Credit Suisse Securities (USA) LLC	143,111,112
Citigroup Global Markets Inc.	53,666,666
Lazard Capital Markets LLC	53,666,666

Total	$1,150,000,000

          Subject to the terms and conditions set forth in the underwriting agreement, the underwriting agreement provides that the underwriters are obligated, severally and not jointly, to purchase all the notes in the offering if any are purchased, other than those notes covered by the over-allotment option described below. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

          We have granted to the underwriters the right to purchase, for a period beginning on the date of this prospectus supplement and ending on the date that is 12 days after the original issue date of the notes, up to an additional $150,000,000 aggregate principal amount of notes at the public offering price, plus accrued interest, if any, to the date of payment and delivery, less the underwriting discounts. To the extent this option is exercised, each underwriter will become obligated, severally and not jointly, subject to certain conditions, to purchase the same percentage of such additional notes as the principal amount listed next to the underwriter's name in the preceding table bears to the total principal amount of notes set forth in the preceding table (subject to adjustment by the representatives to eliminate fractions). This option may be exercised only to cover any over-allotments.

          The underwriters initially propose to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain securities dealers at that price less a selling concession not in excess of 1.35% of the principal amount of the notes. After the initial offering, the underwriters may offer the notes from time to time to purchasers directly or through agents, or to dealers in negotiated transactions or in a combination of such methods of sale, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part. The underwriters may effect such transactions by selling the notes to or through dealers and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or purchasers of notes for whom they may act as agents or to whom they may sell as principal. The underwriters may change the offering price and other selling terms.

          The following table summarizes the total underwriting discounts we will pay to the underwriters in connection with this offering:

		Total
	Per Note	Without Over-allotment	With Over-allotment
Underwriting discounts	$22.50	$25,875,000	$29,250,000

          We estimate that the total expenses payable by us for this offering, excluding underwriting discounts, will be approximately $1,000,000.

          We have agreed that we will not, for a period of 30 days after the date of the underwriting agreement (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of shares of our common stock or securities convertible into or exchangeable or exercisable for shares of our common stock, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase shares of our common stock or securities convertible into or exchangeable or exercisable for shares of our common stock, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of shares of our common stock or securities convertible into or exchangeable or exercisable for shares of our common stock, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in shares of our common stock or securities convertible into or exchangeable or exercisable for shares of our common stock within the meaning of Section 16 of the Exchange Act or (v) file with the SEC a registration statement under the Securities Act of 1933, as amended (the "Securities Act") relating to our common stock or securities convertible into or exchangeable or exercisable for shares of our common stock, or publicly disclose the intention to take any such action, without the prior written consent of the representatives. The restrictions described in this paragraph do not apply to:

  •
  the sale of the notes to the underwriters in this offering;

  •
  the issuance of any shares of our common stock upon conversion of the notes in accordance with the terms thereof;

  •
  grants of employee or non-employee director stock options or restricted stock or restricted stock units in the ordinary course of business and in accordance with the terms of a stock plan described in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus as in existence as of the original issuance date of the notes;

  •
  the issuance of shares of common stock upon the exercise of an option or warrant or the conversion of a security granted under employee or non-employee director stock plans described in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus as existing on or otherwise outstanding as of the original issuance date of the notes;

  •
  the filing of a registration statement on Form S-8 relating to the offering of securities in accordance with the terms of a stock plan described in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus as in effect on the original issuance date of the notes; or

  •
  the registration of shares of common stock pursuant to the terms of a registration rights agreement signed in connection with our IPO.

          Our officers and directors have agreed that they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, whether any of these transactions are to be settled by delivery of our common stock, securities convertible into or exchangeable or exercisable for any shares of our common stock, or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement or make any demand for or exercise any right with respect to the registration of any shares of our common stock or securities convertible into or exchangeable for shares of our common stock, without, in each case, the prior written consent of the representatives for a period of 30 days after the date of the underwriting agreement. The restrictions described in this paragraph do not apply to:

  •
  transfers or distributions of shares of common stock or any security convertible into common stock (i) as a bona fide gift or gifts, (ii) to any trust for the direct or indirect benefit of the transferee or an immediate family member, (iii) by testate or intestate succession, (iv) to general or limited partners, members, or stockholders of the transferor, or to any corporation, partnership, limited liability company or other person or entity that is a direct or indirect affiliate of the transferor or (v) to any corporation, partnership, limited liability company or other entity with whom the transferor shares in common an investment manager or advisor, in each case who has discretionary investment authority with respect to the transferor's and such other entity's investments pursuant to an investment management, investment advisory or similar agreement, provided that in each case of (i) through (v), each donee, distributee or transferee agrees to be bound in writing by the terms of the lock-up agreement prior to such transfer and no filing by any party (donor, donee, transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer;

  •
  transactions relating to shares of common stock or other securities convertible into or exchangeable or exercisable for any shares of our common stock acquired in the open market or any issuer directed share program;

  •
  the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock or any securities convertible into or exchangeable or exercisable for any shares of our common stock, provided that such plan does not permit such transfers during the lock-up period; and

  •
  transactions relating to shares of common stock or any security convertible into or exchangeable or exercisable for any shares of our common stock executed under a trading plan pursuant to Rule 10b5-1 under the Exchange Act as existing on the date of the underwriting agreement providing for the transfer of shares of common stock or any security convertible into or exchangeable or exercisable for any shares of our common stock.

          Certain of our officers, directors and employees have established trading plans pursuant to Rule 10b5-1 under the Exchange Act and may sell, pledge or otherwise dispose, directly or indirectly, shares of our common stock (or securities convertible into or exchangeable for any shares of our common stock) during the lock-up period.

          We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.

Price Stabilization, Short Positions and Penalty Bids

          In connection with the offering, certain of the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

  •
  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  •
  Over-allotment involves sales by the underwriters of notes in excess of the principal amount of notes the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the principal amount of notes over-allotted by the underwriters is not greater than the principal amount of notes that they may purchase in the over-allotment option. In a naked short position, the principal amount of notes involved is greater than the principal amount of notes in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing notes in the open market.

  •
  Syndicate covering transactions involve purchases of the notes or our common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of notes to close out the short position, the underwriters will consider, among other things, the price of notes available for purchase in the open market as compared to the price at which they may purchase notes through the over-allotment option. If the underwriters sell an aggregate principal amount of notes greater than the principal amount of notes that could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

  •
  Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

          These stabilizing transactions, syndicate covering transactions and penalty bids, as well as purchasers by the underwriters for their own accounts, may have the effect of raising or maintaining the market price of the notes or our common stock or preventing or retarding a decline in the market price of the notes or our common stock. As a result the price of the notes or our common stock may be higher than the price that might otherwise exist in the open market.

Affiliations

          The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us and our affiliates, for which they received or will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve our securities and/or our instruments. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

          The notes are offered for sale in those jurisdictions in the United States, Europe, Asia and elsewhere where it is lawful to make such offers.

          Each of the underwriters has represented and agreed that it has not offered, sold or delivered and will not offer, sell or deliver any of the notes directly or indirectly, or distribute this prospectus supplement and the accompanying prospectus or any other offering material relating to the notes, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on us except as set forth in the underwriting agreement.

  European Economic Area

          This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the European Economic Area which has implemented the Prospectus Directive (as defined below) (each, a "Relevant Member State") will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Relevant Member State of notes which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer. Neither we nor the underwriters have authorised, nor authorise, the making of any offer of notes in circumstances in which an obligation arises for us or the underwriters to publish or supplement a prospectus for such offer. Neither we, nor the underwriters have authorized, nor authorize, the making of any offer of notes through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the notes contemplated in this prospectus supplement and the accompanying prospectus.

          In relation to each Relevant Member State, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date"), each underwriter has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement and accompanying prospectus to the public in that Relevant Member State other than:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive (as defined below) 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive;
   provided that no such offer of notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

          For the purposes of these provisions above, the expression an "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

  United Kingdom

          Each of the underwriters has represented and agreed that such underwriter has:

  (a)
  only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 ("FSMA")) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  (b)
  complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

          In connection with this offering, the underwriters are not acting for anyone other than us and will not be responsible to anyone other than us for providing the protections afforded to their clients nor for providing advice in relation to this offering.

          This document is for distribution only to, and is only directed at, persons in the United Kingdom who (i) have professional experience in matters relating to investments falling within Article 19(5) of the FSMA 2000 (Financial Promotion) Order 2005 (as amended, the "Financial Promotion Order"), (ii) are persons falling within Article 49(2)(a) to (d) ("high net worth companies, unincorporated associations etc.") of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as "relevant persons"). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

  Hong Kong

          The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

  Singapore

          This prospectus supplement and the accompanying prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

          Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

  Japan

          The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

  France

          Neither this prospectus supplement nor any other offering material relating to the notes described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the notes has been or will be:

  •
  released, issued, distributed or caused to be released, issued or distributed to the public in France; or

  •
  used in connection with any offer for subscription or sale of the notes to the public in France.

          Such offers, sales and distributions will be made in France only:

  •
  to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d'investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

  •
  to investment services providers authorized to engage in portfolio management on behalf of third parties; or

  •
  in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l'épargne).

          The notes may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

  Australia

          No prospectus or other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia ("Corporations Act")) in relation to the notes has been or will be lodged with the Australian Securities & Investments Commission ("ASIC"). This document has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

  (a)
  you confirm and warrant that you are either:

  (i)
  a "sophisticated investor" under section 708(8)(a) or (b) of the Corporations Act;

  (ii)
  a "sophisticated investor" under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant's certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

  (iii)
  a person associated with the company under section 708(12) of the Corporations Act; or

  (iv)
  a "professional investor" within the meaning of section 708(11)(a) or (b) of the Corporations Act, and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance; and

  (b)
  you warrant and agree that you will not offer any of the notes for resale in Australia within 12 months of those notes being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

  Chile

          The notes are not registered in the Securities Registry (Registro de Valores) or subject to the control of the Chilean Securities and Exchange Commission (Superintendencia de Valores y Seguros de Chile). This prospectus and other offering materials relating to the offer of the notes do not constitute a public offer of, or an invitation to subscribe for or purchase, the notes in the

Republic of Chile, other than to individually identified purchasers pursuant to a private offering within the meaning of Article 4 of the Chilean Securities Market Act (Ley de Mercado de Valores) (an offer that is not "addressed to the public at large or to a certain sector or specific group of the public").

  Switzerland

          The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX" or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

          Neither this document nor any other offering or marketing material relating to the offering, the Company, the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of the notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of the notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the notes.

  Dubai International Financial Centre

          This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Electronic Distribution

          A prospectus supplement and the accompanying prospectus in electronic format may be made available on the web sites maintained by one or more of the underwriters, or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representatives may agree to allocate a principal amount of notes to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations.

VALIDITY OF SECURITIES

          The validity of the securities offered by this prospectus supplement is being passed upon for us by Davis Polk & Wardwell LLP, New York, New York. Shearman & Sterling LLP, New York, New York is acting as counsel for the underwriters in this offering.

EXPERTS

          The consolidated financial statements of Cobalt International Energy, Inc. appearing in Cobalt International Energy, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2013 and the effectiveness of Cobalt International Energy, Inc.'s internal control over financial reporting as of December 31, 2013 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective date given on the authority of such firm as experts in accounting and auditing.

          Our estimates of proved reserves associated with our interests in oil and gas properties is confirmed in the letter of Netherland, Sewell & Associates, Inc., an independent petroleum consulting firm, and has been incorporated by reference into this document, upon the authority of said firm as experts with respect to the matters covered by such letter and in giving such letter.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION OF
INFORMATION BY REFERENCE

          We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an internet site at www.sec.gov, from which interested persons can electronically access our SEC filings. Other information about us is also on our website at www.cobaltintl.com. However, except for the information specifically incorporated by reference herein as set forth below, the information on the SEC's website and the information on our website do not constitute a part of this prospectus supplement or the accompanying prospectus.

          The SEC allows us to "incorporate by reference" into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, which we have already filed with the SEC, and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus supplement (in each case, except as specifically included below, other than information that is deemed, under SEC rules, not to have been filed):

            (a)     Current Reports on Form 8-K dated January 28, 2014 and April 30, 2014;

            (b)     Quarterly Report on Form 10-Q for the quarter ended March 31, 2014;

            (c)     Annual Report on Form 10-K for the year ended December 31, 2013, including portions of our Definitive Proxy Statement on Schedule 14A filed on March 14, 2014, to the extent specifically incorporated by reference into such Annual Report on Form 10-K; and

            (d)     Registration Statement on Form 8-A dated December 11, 2009.

          You may request a copy of these filings at no cost, by writing or telephoning us at:

Cobalt International Energy, Inc.
Cobalt Center, 920 Memorial City Way, Suite 100
Houston, TX 77024
Attention: General Counsel and Secretary
Telephone: (713) 579-9100

PROSPECTUS

Cobalt International Energy, Inc.

Common Stock
Preferred Stock
Debt Securities
Warrants
Purchase Contracts
Units

        We may offer from time to time common stock, preferred stock, debt securities, warrants, purchase contracts or units. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. In addition, certain selling securityholders to be identified in supplements to this prospectus may offer and sell these securities from time to time. Specific amounts and terms of these securities will be provided in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

        Investing in these securities involves certain risks. See "Risk Factors" beginning on page 6 before you make your investment decision.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 30, 2013

        We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date of such document. The terms Cobalt, "we," "us," and "our" refer to Cobalt International Energy, Inc. and its subsidiaries, unless the context otherwise requires.

 COBALT INTERNATIONAL ENERGY, INC.

        Cobalt is an independent oil exploration and production company active in the deepwater U.S. Gulf of Mexico and offshore Angola and Gabon. Cobalt was formed in 2005 and is headquartered in Houston, Texas.

        Our principal executive offices are located at Cobalt Center, 920 Memorial City Way, Suite 100, Houston, Texas, 77024, and our telephone number is (713) 579-9100. We maintain a website at www.cobaltintl.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

 About this Prospectus

        This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we or the selling securityholders may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we or the selling securityholders may offer. Each time we or the selling securityholders sell securities pursuant to the registration statement of which this prospectus forms a part, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto. Other information about us is also on our website at www.cobaltintl.com. However, except for the information specifically incorporated by reference herein as set forth below, the information on the SEC's website and the information on our website do not constitute a part of this prospectus.

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus:

  (a)
  Current Reports on Form 8-K dated January 18, 2013, March 12, 2013, April 26, 2013, May 10, 2013, May 28, 2013, August 9, 2013 and December 16, 2013;

  (b)
  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013;

  (c)
  Annual Report on Form 10-K for the year ended December 31, 2012, including portions of our Definitive Proxy Statement on Schedule 14A filed on March 21, 2013, to the extent specifically incorporated by reference into such Annual Report on Form 10-K; and

  (d)
  Registration Statement on Form 8-A dated December 11, 2009.

        You may request a copy of these filings at no cost, by writing or telephoning us at:

Cobalt International Energy, Inc.
Cobalt Center, 920 Memorial City Way, Suite 100
Houston, Texas 77024
Attention: General Counsel
Telephone: (713) 579-9100

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

        This prospectus, any prospectus supplement and the documents incorporated by reference herein or therein include forward-looking statements within the meaning of the safe harbor provisions of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Our estimates and forward-looking statements are mainly based on our current expectations and estimates of future events and trends, which affect or may affect our business and operations. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made in light of information currently available to us. Many important factors, in addition to the factors described in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein, may adversely affect our results as indicated in forward-looking statements. You should read this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein completely and with the understanding that our actual future results may be materially different from what we expect.

        Our estimates and forward-looking statements may be influenced by the following factors, among others:

  •
  the discovery and development of oil and gas reserves;

  •
  to what extent our and our partners' prospect development and drilling plans are successful;

  •
  the timing and success of our appraisal and development activities;

  •
  projected and targeted capital expenditures and other costs and commitments;

  •
  the availability, cost and reliability of drilling rigs, containment resources, production equipment and facilities, supplies, personnel and oilfield services;

  •
  current and future government regulation of the oil and gas industry and our operations;

  •
  changes in environmental laws or the implementation or interpretation of those laws;

  •
  our ability to obtain financing;

  •
  uncertainties inherent in making estimates of our oil and natural gas data;

  •
  our dependence on our key management personnel and our ability to attract and retain qualified personnel;

  •
  our and our partners' ability to obtain permits and licenses and drill in the U.S. Gulf of Mexico and offshore West Africa;

  •
  the costs and delays associated with complying with additional legislation and regulation of the oil and gas industry;

  •
  termination of or intervention in concessions, licenses, permits, rights or authorizations granted by the United States, Angolan and Gabonese governments to us;

  •
  competition;

  •
  the volatility of oil prices;

  •
  our ability to find, acquire or gain access to new prospects;

  •
  the ability of the containment resources we have under contract to perform as designed or contain or cap any oil spill, blow-out or uncontrolled flow of hydrocarbons;

  •
  the availability and cost of developing appropriate infrastructure around and transportation to our prospects;

  •
  military operations, terrorist acts, wars or embargoes;

  •
  our vulnerability to severe weather events, especially tropical storms and hurricanes in the U.S. Gulf of Mexico;

  •
  the cost and availability of adequate insurance coverage; and

  •
  other risk factors discussed in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2012, in any accompanying prospectus supplement and in other filings made by the us from time to time with the SEC or in materials incorporated herein or therein.

        The words "believe," "may," "will," "aim," "estimate," "continue," "anticipate," "intend," "expect," "plan" and similar words are intended to identify estimates and forward-looking statements. Estimates and forward-looking statements speak only as of the date they were made, and, except to the extent required by law, we undertake no obligation to update or to review any estimate and/or forward-looking statement because of new information, future events or other factors. Estimates and forward-looking statements involve risks and uncertainties and are not guarantees of future performance. As a result of the risks and uncertainties described above, the estimates and forward-looking statements discussed in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein might not occur and our future results and our performance may differ materially from those expressed in these forward-looking statements due to, including, but not limited to, the factors mentioned above. Because of these uncertainties, you should not place undue reliance on these forward-looking statements.

 RISK FACTORS

        An investment in our securities involves significant risks. Before purchasing any securities, you should carefully consider and evaluate all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2012, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement. Our business, results of operations or financial condition could be adversely affected by any of these risks or by additional risks and uncertainties not currently known to us or that we currently consider immaterial.

RATIO OF EARNINGS TO FIXED CHARGES
(Unaudited)

			Year Ended December 31,
	Nine Months Ended September 30, 2013
			2012		2011		2010		2009		2008
Ratio of Earnings to Fixed Charges(1)	N/A	(2)	N/A	(2)	0.0	(3)	0.0	(3)	0.0	(3)	0.0	(3)

(1)
For purposes of calculating the ratio of earnings to fixed charges, earnings represent income (loss) before income taxes, plus fixed charges and amortization of capitalized interest and less capitalized interest; and fixed charges include interest expense, capitalized interest, amortization of deferred financing costs and an interest component of rent expense.

(2)
Earnings were inadequate to cover fixed charges by $377.8 million for the nine months ended September 30, 2013 and $283.0 million for the year ended December 31, 2012.

(3)
Prior to the issuance of our 2.625% Convertible Senior Notes due 2019, our ratio of earnings to fixed charges had been zero. The basis for this calculation is that prior to this issuance we had no long-term debt and therefore no interest expensed or capitalized, amortized premiums, discounts or capitalized expense relating to indebtedness.

DESCRIPTION OF CAPITAL STOCK

        The following description of our capital stock is based upon our certificate of incorporation, our bylaws and applicable provisions of law. We have summarized certain portions of the certificate of incorporation and bylaws below. The summary is not complete. The certificate of incorporation and bylaws are incorporated by reference in the registration statement for these securities that we have filed with the SEC and have been filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2009 and our Registration Statement on Form 8-A dated December 11, 2009, respectively. You should read the certificate of incorporation and bylaws for the provisions that are important to you.

        We are authorized to issue 2,000,000,000 shares of common stock, $0.01 par value per share, and 200,000,000 shares of preferred stock, $0.01 par value per share. As of September 30, 2013 we had 411,288,613 shares of common stock outstanding held of record by approximately 177 stockholders and no shares of preferred stock outstanding.

Common Stock

        Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and non-assessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Preferred Stock

        The preferred stock, if issued, would have priority over the common stock with respect to dividends and other distributions, including the distribution of our assets upon liquidation. Our board of directors has the authority, without further stockholder authorization, to issue from time to time shares of preferred stock in one or more series and to fix the terms, limitations, relative rights and preferences and variations of each series. The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could decrease the amount of earnings and assets available for distribution to the holders of common stock, could adversely affect the rights and powers, including voting rights, of the common stock, and could have the effect of delaying, deterring or preventing a change in control of us or an unsolicited acquisition proposal.

        When we or the selling securityholders offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a supplement to this prospectus. The preferred stock will be issued under a certificate of designations relating to each series of preferred stock and is also subject to our certificate of incorporation.

        The transfer agent for each series of preferred stock will be described in the prospectus supplement.

Certain Provisions of Our Certificate of Incorporation and By-laws

        Provisions of our certificate of incorporation and by-laws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

        Among other things, our certificate of incorporation and by-laws:

  •
  permit our board of directors to issue up to 200,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;

  •
  provide that, subject to the terms of any series of preferred stock, the authorized number of directors may be changed only by resolution of the board of directors;

  •
  provide that, subject to the terms of any series of preferred stock, all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

  •
  provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock;

  •
  provide for our board of directors to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three year terms, other than directors which may be elected by holders of preferred stock, if any;

  •
  provide that directors may be removed only for cause and only by the affirmative vote of holders of a majority of the combined voting power of our then outstanding stock;

  •
  provide that special meetings of our stockholders may only be called by the board of directors or the chairman of the board;

  •
  provide that we renounce any interest in the business opportunities of our former financial sponsors and of our directors who are affiliated with our former financial sponsors, other than directors employed by us, and that neither our directors affiliated with our former financial sponsors, other than directors employed by us, nor our former financial sponsors have any obligation to offer us those opportunities;

  •
  eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the Delaware General Corporation Laws (the "DGCL") and indemnify our directors and officers to the fullest extent permitted by Section 145 of the DGCL;

  •
  provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder's notice;

  •
  do not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose; and

  •
  provide that our by-laws can be amended or repealed at any regular or special meeting of stockholders or by the board of directors.

  Opt-Out of Section 203 of the DGCL

        We have expressly elected not to be governed by the "business combination" provisions of Section 203 of the DGCL. At any time after our former financial sponsors no longer beneficially own at least 25% of the outstanding shares of our common stock, such election shall be automatically withdrawn and we will thereafter be governed by the "Business Combination" provisions of Section 203 of the DGCL. Section 203 prohibits a person who acquires more than 15% but less than 85% of all classes of our outstanding voting stock without the approval of our board of directors from merging or combining with us for a period of three years, unless the merger or combination is approved by a two-thirds vote of the shares not owned by such person. These provisions would apply even if the proposed merger or acquisition could be considered beneficial by some stockholders.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Listing

        Our common stock is listed on the NYSE under the symbol "CIE."

 DESCRIPTION OF DEBT SECURITIES

        Any debt securities we may issue will constitute either senior or subordinated debt of Cobalt. Any debt securities that are sold may be exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. Any debt securities will be issued under the senior debt indenture, dated as of December 17, 2012, between us and Wells Fargo Bank, National Association, as trustee, or one or more separate indentures between us and a designated trustee. We will include in a prospectus supplement the specific terms of each series of senior or subordinated debt securities being offered, including the terms, if any, on which a series of senior or subordinated debt securities may be convertible into or exchangeable for other securities. In addition, the material terms of any indenture, which will govern the rights of the holders of our senior or subordinated debt securities, will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

        We may issue purchase contracts for the purchase or sale of:

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  debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement;

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  currencies; or

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  commodities.

        Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

        Any purchase contracts we may issue may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under an indenture.

 DESCRIPTION OF UNITS

        As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities.

FORMS OF SECURITIES

        Each debt security, warrant, and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants, or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

        Registered Global Securities.    We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

        If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

        Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

        So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

        Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, guaranteed trust preferred securities or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Cobalt, the trustees, the warrant agents, the unit agents or any other agent of Cobalt, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

        We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

        If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

 PLAN OF DISTRIBUTION

        Cobalt and/or the selling securityholders, if applicable, may sell the securities in one or more of the following ways (or in any combination) from time to time:

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  through underwriters or dealers;

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  directly to a limited number of purchasers or to a single purchaser; or

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  through agents.

        The prospectus supplement will state the terms of the offering of the securities, including:

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  the name or names of any underwriters, dealers or agents;

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  the purchase price of such securities and the proceeds to be received by Cobalt, if any;

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  any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

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  any public offering price;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

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  any securities exchanges on which the securities may be listed.

        Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        If Cobalt and/or the selling securityholders, if applicable, use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

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  negotiated transactions;

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  at a fixed public offering price or prices, which may be changed;

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  at market prices prevailing at the time of sale;

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  at prices related to prevailing market prices; or

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  at negotiated prices.

        Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

        Cobalt and/or the selling securityholders, if applicable, may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

        Cobalt and/or the selling securityholders, if applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from Cobalt at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

        Underwriters and agents may be entitled under agreements entered into with Cobalt and/or the selling securityholders, if applicable, to indemnification by Cobalt and/or the selling securityholders, if applicable, against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for Cobalt and its affiliates in the ordinary course of business.

        Each series of securities other than the common stock, which is listed on the NYSE, and any series of debt securities outstanding on the date hereof, will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.

VALIDITY OF SECURITIES

        The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell LLP.

EXPERTS

        The consolidated financial statements of Cobalt International Energy, Inc. (a development stage enterprise) appearing in Cobalt International Energy, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2012, and the effectiveness of Cobalt International Energy, Inc.'s internal control over financial reporting as of December 31, 2012, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.